As filed with the Securities and Exchange Commission on June 7, 1999

                                                      Registration No. 333-41611
                                                      --------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM SB-2/A
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                           MEDCARE TECHNOLOGIES, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


    DELAWARE                87-0429962B                         8093
    --------                -----------                         ----
(State or other            (IRS Employer            (Primary Standard Industrial
jurisdiction of        Identification Number)       Classification Code Number)
incorporation or
 organization)


                       1515 West 22nd Street, Suite 1210
                           Oak Brook, Illinois 60523
                                 (630) 472-5300
              (Address, including zip code, and telephone number,
                       including area code, registrant's
                          principal executive offices)
                           --------------------------

                      Corporate Creation Enterprises, Inc.
                     686 North DuPont Boulevard, Suite 302
                            Milford, Delaware 19963
                                 (302) 424-4866
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                       Copies of all communications to:
                              Michael J. Legamaro
               Barack Ferrazzano Kirschbaum Perlman & Nagelberg
                             333 West Wacker Drive
                                  Suite 2700
                            Chicago, Illinois 60606


Approximate date of commencement of proposed public offering: This is for the resale of securities previously sold.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE



Title of each                              Proposed
class of                                    Amount          Maximum               Proposed           Amount of
Securities to                               to be        Offering Price           Maximum           Registration
be registered                             Registered     Per Share (1)       Offering Price (1)         Fee
----------------------------------------------------------------------------------------------------------------
Common Stock,                              1,500,000        $9.6875            $14,531,250.00        $ 4,541.02
Par Value $0.001, estimate
of shares underlying
conversion of securities issued
in Regulation D offering
in June 1997.  Includes
conversion warrants and
placement agent warrants

Common Stock, Par Value                      500,000        $9.6875             $4,843,750.00        $ 1,513.67
$0.001, underlying
1995 Stock Option Plan

Common Stock, Par Value                      300,000        $9.6875             $2,906,250.00        $   908.20
$0.001, underlying
1996 Stock Option Plan

Common Stock, Par Value                      500,000        $9.6875             $4,843,750.00        $ 1,513.67
$0.001, underlying
1997 Stock Option Plan

Common Stock, Par Value                      176,000        $9.6875             $1,705,000.00        $   532.81
$0.001,  issued pursuant to
Regulation D on
February 4, 1997

Common Stock, Par Value                      600,000        $9.6875             $5,812,500.00        $ 1,816.41
$0.001, underlying Warrants
(300,000), and Common Stock
sold in reliance on
Regulation D, July 7, 1997

TOTALS:                                                                        $34,642,500.00        $10,825.78
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for calculation of the amount of the registration fee calculated pursuant to Rule 457(c).

                                                       CROSS REFERENCE SHEET



Item No.                                                                   Sections in Prospectus
1    Front of the Registration Statement and Outside Front Cover
     of Prospectus......................................................   Cover Page

2    Inside Front and Outside Back Cover Pages of Prospectus............   Front Cover Pages; Table of Contents

3    Summary Information and Risk Factors...............................   Prospectus Summary

4    Use of Proceeds....................................................   Use of Proceeds

5    Determination of Offering Price....................................   Determination of Offering Price

6    Dilution...........................................................   Dilution

7    Selling Security Holders...........................................   Selling Security Holders

8    Plan of Distribution...............................................   Plan of Distribution

9    Legal Proceedings..................................................   Legal Proceedings

10   Directors, Executive Officers, Promoters and Control Persons.......   Management

11   Security Ownership of Certain Beneficial Owners....................   Principal Shareholders

12   Description of Securities..........................................   Description of Securities

13   Interest of Named Experts and Counsel..............................   Interest of Named Experts and Counsel

14   Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities.....................................   Statement as to Indemnification

15   Organization within Last Five Years................................   Organization

16   Description of Business............................................   Description of Business

17   Management's Discussion and Analysis or Plan of Operations.........   Management's Discussion and Analysis of
                                                                           Financial Condition and Results of Operations

18   Description of Property............................................   Description of Property

19   Certain Relationships and Related Transactions.....................   Certain Transactions

20   Market for Common Equity and Related Stockholder Matters...........   Market for Common Equity and Related
                                                                           Stockholder Matters

21   Executive Compensation.............................................   Executive Compensation

22   Financial Statements...............................................   Financial Statements

23   Changes In and Disagreements With Accountants on
     Accounting and Financial Disclosure................................   Changes In and Disagreements With Accountants

24   Indemnification of Directors and Officers..........................   Indemnification of Directors and Officers

25   Other Expenses of Issuance and Distribution........................   Other Expenses of Issuance and Distribution

26   Recent Sales of Unregistered Securities............................   Recent Sales of Unregistered Securities

27   Exhibits...........................................................   Exhibits

28   Undertakings.......................................................   Undertakings


                           MEDCARE TECHNOLOGIES, INC.
                              RESALE OF SECURITIES

     This offering is being made solely by certain of the shareholders of Medcare Technologies, Inc. (together with its subsidiaries MedCare Technologies, Corp. and Medcareonline.com, Inc., the "Company") as listed under the heading "SELLING SECURITY HOLDERS" for the resale of the following shares of the Company's common stock, par value $0.001 per share (the "Common Stock"): (i) up to 1,500,000 shares of Common Stock (the "Conversion Securities") issued or issuable pursuant to the terms of a sale of securities in June 1997 (the "June Placement"), which Common Stock has been or will be issued upon various conversions and warrant exercises, (ii) 1,300,000 shares of Common Stock (the "Option Securities") issued or issuable pursuant to Stock Option Plans for 1995, 1996 and 1997 (the "Option Plans"), (iii) 176,000 shares of Common Stock issued in a private placement in February 1997 (the "February Placement"), and (iv) 600,000 shares of Common Stock issued or issuable pursuant to a private placement of Common Stock and warrants (the "July Warrants") exercisable for Common Stock in July 1997 (the "July Placement" and, together with the June Placement and the February Placement, the "Private Placements").


     The Conversion Securities are comprised of Common Stock issued or issuable upon conversion of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock"), Common Stock underlying the conversion warrants described herein ("Conversion Warrants"), and Common Stock underlying the placement agent warrants described herein ("Placement Warrants"). The conversions and exercises must happen prior to shares of Common Stock being issued. The Company is required by the Registration Rights Agreement signed by the Company in connection with the June Placement to register 1,500,000 shares of Common Stock for resale by the holders of Common Stock issued or issuable upon conversion of the Series A Preferred Stock and exercise of the Conversion Warrants and Placement Warrants. The number of shares that will actually be issued may be more or less than the 1,500,000 shares being offered pursuant to this Prospectus, because the conversion of the Series A Preferred Stock into Common Stock is based on a formula that is dependent upon the Company's share price. See "PROSPECTUS SUMMARY--THE OFFERING--SECURITIES TO BE OFFERED" and "SELLING SECURITY HOLDERS."


     The Series A Preferred Stock, Conversion Warrants, Placement Warrants, Option Securities, February Common and July Common and Warrants (collectively, the "Securities") were each offered separately and are separately transferable (upon certain conditions, including compliance with applicable federal and state securities laws) at any time from the dates of the agreements through which they were issued. The Securities have been previously issued and sold in reliance on certain exemptions from registration. The registration statement to which this Prospectus relates covers the resale of the Common Stock issued or issuable pursuant to the Option Plans and the Private Placements. All Selling Security Holders may sell their stock at the then-market price or at a price greater or less than market price, which may affect the market for the Company's Common Stock. The Selling Security Holders and brokers involved in the resales may be deemed to be underwriters under the Securities Act of 1933, as amended. The Company will receive payments upon exercise of warrants and options and has received payments for the Common Stock and other securities sold in the Private Placements, but will not receive any additional proceeds from the resale of Common Stock by the Selling Security Holders or for any warrants converted into Common Stock via cashless exercise. See "RISK FACTORS," "DETERMINATION OF OFFERING PRICE" and "DESCRIPTION OF SECURITIES."

     Since July 20, 1998, the Company's Common Stock has been listed on The Nasdaq SmallCap Market under the symbol MCAR.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                Price to Public        Proceeds to Company
Total                  N/A                       N/A

     The securities offered hereby are offered for resale only by the Selling Security Holders. The Company will not receive any proceeds from the sale of the securities being offered hereby.


                  The date of this Prospectus is June 7, 1999

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH ANY OFFER CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OR AN OFFER OF THE SHARES IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected at Room 1024 of the office of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, or at its Regional Offices located at Suite 1300, 7 World Trade Center, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filing made through the Electronic Data Gathering Analysis and Retrieval System are also publicly available through the Commission's Web site (http://www.sec.gov).

     Investors are cautioned that this prospectus contains certain trend analysis and other forward-looking statements that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward looking statements. These statements are based on current expectations and projections about the healthcare industry and assumptions made by management and are not guarantees of future performance. Therefore, actual events and results may differ materially from those expressed or forecasted in the forward looking statements due to factors such as the effect of changing economic conditions, material changes in currency exchange rates, conditions in the overall healthcare market, risks associated with product demand and market acceptance risks, the impact of competitive products and pricing, delays in new product development and technological risks and other risk factors identified in the Company's filings with the Commission, including the Company's Form 10-KSB Report.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.

                                  The Company

     The Company manages urinary incontinence clinics throughout the United States utilizing a proprietary biofeedback-based protocol known as the MedCare Program. The Company's executive offices are located at 1515 West 22nd Avenue, Suite 1210, Oak Brook, Illinois, 60521. Its telephone number is (630) 472-5300.

                                  The Offering
Securities to be Offered

     This offering is being made solely by the Selling Security Holders for the resale of the following shares of the Common Stock: (i) up to 1,500,000 shares of Common Stock issued or issuable pursuant to the terms of the June Placement, which Common Stock has been or will be issued upon various conversions and warrant exercises, (ii) 1,300,000 shares of Common Stock issued or issuable pursuant to the Option Plans, (iii) 176,000 shares of Common Stock issued in the February Placement, and (iv) 600,000 shares of Common Stock issued or issuable pursuant to the July Placement.


     The Conversion Securities are comprised of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Common Stock underlying the Conversion Warrants, and Common Stock underlying the Placement Warrants. The conversions and exercises must happen prior to shares of Common Stock being issued. The Company is required by the Registration Rights Agreement signed by the Company in connection with the June Placement to register 1,500,000 shares of Common Stock for resale by the holders of Common Stock issued or issuable upon conversion of the Series A Preferred Stock and exercise of the Conversion Warrants and Placement Warrants. The number of shares that will actually be issued may be more or less than the 1,500,000 shares being offered pursuant to this Prospectus, because the conversion of the Series A Preferred Stock into Common Stock is based on a formula that is dependent upon the Company's share price. See "SELLING SECURITY HOLDERS" and "DESCRIPTION OF SECURITIES."


     The Conversion Warrants and Placement Warrants have a fixed exercise price of $7.346. As of June 2, 1999, there were 187,855 Conversion Warrants and 9,052 Placement Warrants outstanding (see "SELLING SECURITY HOLDERS"). The outstanding shares of Series A Preferred Stock are the only securities relating to this offering that have a conversion price that is based on a formula dependent upon the Company's Common Stock price at the date of conversion. As of June 2, 1999, there were 50 shares of Series A Preferred Stock outstanding. If all 50 shares were converted based on the maximum conversion price of $7.346 per share, it would result in 68,064 shares of Common Stock being issued (see "SELLING SECURITY HOLDERS", and "EFFECT OF MARKET PRICE ON SHARES ISSUED FROM SERIES A PREFERRED STOCK CONVERSIONS"). If the Company's Common Stock price decreases, the number of shares of Common Stock that would be required to be issued upon conversion of the shares of Series A Preferred Stock would increase. The number of Conversion Shares covered by this Prospectus was determined in order to provide adequate reserve to cover any realistic increase in the number of shares required.

Offering Price

     All shares of Common Stock offered hereby were originally issued or are issuable under the terms of their individual offerings. This Prospectus relates only to the resale of those shares of Common Stock, and the offering price will be determined on an individual basis by the Selling Security Holders. See "DETERMINATION OF OFFERING PRICE" and "PLAN OF DISTRIBUTION."

Shares of Common Stock Outstanding


     As of June 2, 1999, there were 7,831,160 outstanding shares of Common Stock. The outstanding shares includes the 176,000 shares of Common Stock issued in the February Placement, 300,000 shares of Common Stock issued in the July Placement and 200,000 shares of Common Stock issued upon the exercise of warrants issued in the July Placement. This registration will result in up to 2,455,364 additional shares of the Company's Common Stock being introduced to the market as detailed below:

June Placement shares to be registered                 1,500,000

1995 employee stock option plan                          500,000
1996 employee stock option plan                          300,000
1997 employee stock option plan                          500,000
Warrants exercisable pursuant to February Placement      300,000
Less: options/warrants converted as of June 2, 1999     (644,636)
                                                       ---------
     Total                                             2,455,364


If all options, warrants and other instruments are exercised as detailed in this Prospectus, there will be 10,286,524 shares of Common Stock outstanding. See "SELLING SECURITY HOLDERS" and "DESCRIPTION OF SECURITIES."

     In addition to the above, there are securities, options and warrants outstanding that are not subject to this registration statement that would result in an additional 2,822,344 shares of the Company's Common Stock being brought to the market as detailed below:


Additional employee options                                     911,000
Concordia Partners L.P. new preferred stock warrants             11,344
Lyons Capital private placement dated 11/6/98                   300,000
Series B Preferred Stock Private Placement dated 5/18/99      1,600,000*
                                                              ---------
     Total                                                    2,822,344

*This number reflects the number of shares of Common Stock initially to be registered in connection with the conversion of the Series B Preferred Stock and related warrants. The actual number of shares issued may be higher or lower than such number.


In total, if all the securities, options, warrants and employee stock options, including those not subject to the registration statement of which this Prospectus forms a part, were to be exercised, it would result in 13,108,868 shares outstanding. See "DESCRIPTION OF SECURITIES."

Use of Proceeds

     The Company will not receive any proceeds from the resale by the Selling Security Holders of the Common Stock being offered hereby.

Risk Factors


     Investment in the Company involves certain general business risks and risks specifically inherent in the medical industry and to the Company. As detailed elsewhere, this is a company subject to federal and state regulation. Conversion of both the Series A and Series B preferred stock and exercise of related warrants may obligate the Company to issue more shares than the number to be registered. In theory, there is no limit to the number that would be required, should the share price fall substantially below historical levels; this may have a negative effect on the market price of the shares of Common Stock. This Prospectus relates to the resale of up to 3,576,000 shares of Common Stock of the Company. Past investors received the protection of regulations regarding restricted securities and the inability of the holder to freely trade those securities. These shares of Common Stock now will be freely tradable, which may cause a negative impact on the market for the Common Stock See "RISK
FACTORS."

                         SUMMARY FINANCIAL INFORMATION

     The following tables set forth the summary financial information and other equity information of the Company. The summary financial information in the tables is derived from the financial statements of the Company and should be read in conjunction with the financial statements, related notes and other financial information included herein. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "FINANCIAL STATEMENTS."

Statement of Operations Data

                                                   Year Ended             Year Ended           Year Ended
                                                    12/31/98               12/31/97             12/31/96
                                              -----------------      -----------------      --------------
Revenues                                           $    786,586           $     91,802          $        0

General and Administrative Expenses                   4,689,400              1,515,459             452,037
                                              -----------------      -----------------      --------------

Operating Loss                                       (3,902,814)            (1,423,657)           (452,037)

Other Income (Expense)
   Interest Income                                      162,109                119,146               2,801
   Loss From Discontinued Operations                          0                 (4,489)                  0
   Gain on Sale of Subsidiary                                 0                 15,770                   0
                                              -----------------      -----------------      --------------
Total Other Income (Expense)                            162,109                130,427               2,801

                                              -----------------      -----------------      --------------

Net Loss                                             (3,740,705)            (1,293,230)           (449,236)

Less: Preferred Deemed Dividends                        (29,248)              (247,712)                  0
                                              -----------------      -----------------      --------------

New Loss Available to Common Stockholders           ($3,769,953)           ($1,540,942)          ($449,236)

Earnings Per Common Share & Common
  Share Equivalents                                      ($0.52)                ($0.21)             ($0.08)

Weighted Number of Common Shares Outstanding          7,302,387              7,270,185           5,884,019

Balance Sheet Data:


                                 ASSETS                                          1998                   1997
                                                                                 ----                   ----

Current Assets
--------------
Cash                                                                           $ 2,826,086            $ 3,440,791
Accounts Receivable, net of Allowance for Doubtful Accounts of
   $45,165 and $0                                                                  271,240                 67,530
Prepaid Expenses                                                                         0                 43,569
                                                                         -----------------      -----------------
Total Current Assets                                                             3,097,326              3,551,890

Property and Equipment, Net (Note 3)                                               283,630                 33,526

Intangible Assets-the MedCare Program, net of
   Accumulated Amortization of $68 and $0                                              932                  1,000
                                                                         -----------------      -----------------

Total Assets                                                                   $ 3,381,888            $ 3,586,416
                                                                         =================      =================

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
-------------------
Accounts Payable and Other Accrued Liabilities                                 $   469,743            $    15,796
Notes Payable - Related Parties                                                          0                  1,000
                                                                         -----------------      -----------------
Total Current Liabilities                                                          469,743                 16,796

Stockholders' Equity
--------------------

Preferred Stock $.25 Par Value, Authorized 1,000,000; Issued
   and outstanding, 50 and 165 Convertible Series A
   at December 31, 1998 and 1997                                                        12                     41

Common Stock - $0.001 Par Value Authorized 100,000,000; Issued
   and Outstanding, 7,825,105 and 6,992,185 Shares at
   December 31, 1998 and 1997                                                        7,825                  6,992

Additional Paid in Capital                                                       9,396,179              6,284,505

Retained Earnings                                                               (6,491,871)            (2,721,918)
                                                                         -----------------      -----------------

Total Stockholders' Equity                                                       2,912,145              3,569,620
                                                                         -----------------      -----------------

Total Liabilities and Equity                                                   $ 3,381,888            $ 3,586,416
                                                                         =================      =================

                                  RISK FACTORS

     The securities being offered hereby are speculative and involve a high degree of risk of loss of part or all of the investment. Exercise of the options, warrants and other conversions of the Securities could result in variations in the market price for the Common Stock of the Company. This variation in the market price of the Common Stock may have negative effects on all holders of Common Stock. Resale of the Common Stock offered hereby may cause market volatility that the Company cannot predict.

No Market Studies


     In formulating its business plan, the Company has relied on the judgment of its officers, directors and consultants. No formal independent market studies concerning the demand for the Company's proposed services have been conducted, nor are any planned. The effect of the resale of the Common Stock offered hereby has not been analyzed for its effect on the operations of the Company, the ability of the Company to obtain funds or financing or the variations in share price due to additional shares being available for resale. Inability to successfully market the MedCare Program to additional physicians would have an adverse effect on the Company's revenues, operations and financial condition.

Lack of Operating History


     Although the Company was organized in 1986, it did not become active until 1995 and has been continually developing its MedCare Program since that time. As a result, the Company's business is subject to the risks inherent in the establishment of a new business. Since the Company has not proven the essential elements of profitable operations, investors bear the risk of complete loss of their investment in the event the Company's business plan is unsuccessful. In addition, the business model for Medcareonline.com is evolving and relies substantially upon the sale of products and advertising on the internet, which is a developing industry in which we have no prior experience. The Company has only limited experience in managing the clinics and internet business and is expanding its operations, which may or may not provide profits to the Company. The Company had no revenues in 1995 or 1996 and $91,802 in 1997. In 1998, the Company had revenues of $786,586. The Company has also not been profitable, having an accumulated loss of $2,721,918 in 1997, which increased to an accumulated loss of $6,491,871 in 1998. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "FINANCIAL STATEMENTS."

     The Company's business must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets. The Company may not be able to succeed in addressing such risks.

Resale of Securities May Negatively Affect Funding Attempts


     The Company may require additional financing to expand and market the MedCare Program. The resale of the Common Stock offered hereby, as well as the conversion of the Series B Preferred Stock and related warrants described elsewhere herein, may cause difficulty in the Company obtaining funding. In addition, there are securities, options and warrants outstanding that are not offered pursuant to this Prospectus. See "THE OFFERING--SHARES OF COMMON STOCK OUTSTANDING" and "DESCRIPTION OF SECURITIES" for a summary of all securities outstanding. In total, if all the securities, options, warrants and employee stock options, including those not subject to this Prospectus were to be exercised, it would result in 13,108,813 shares outstanding as of June 2, 1999. These exercises and conversions could cause a decrease in the market price of the Common Stock. If the market price of the Common Stock declines, some potential financiers may either refuse to offer the Company any financing or will offer financing at unacceptable rates or on unfavorable terms. If the Company is unable to obtain financing on favorable terms, or at all, the Company could be prevented from expanding and marketing the MedCare Program, which would have an adverse effect on its revenues, operations and financial condition. See "DESCRIPTION OF SECURITIES."

Continued Control by Existing Management

     The Company's management currently owns a substantial stake in the Company's outstanding Common Stock. Many of the shares of Common Stock will be issued as a result of the exercise of the Options, Warrants and other instruments and will provide that management will obtain additional shares of the Common Stock of the Company.

Accordingly, new shareholders will lack an effective vote with respect to the election of directors and other corporate matters. See "PRINCIPAL SHAREHOLDERS."

Dividends

     The Company's Board of Directors presently intends to cause the Company to follow a policy of retaining earnings, if any, for the purpose of increasing the net worth and reserves of the Company. Therefore, there can be no assurance that any holder of Common Stock will receive any cash, stock or other dividends on his shares of Common Stock. Future dividends on Common Stock, if any, will depend on future earnings, financing requirements and other factors. Since the time of inception the Company has paid no dividends to shareholders.

Dependence on Executive Officers


     The Company is highly dependent on the services of its officers and other key personnel. Except for an employment agreement with the President, the Company does not have any employment agreements with its executive officers or other key personnel. Attracting and retaining qualified personnel is critical to the Company's business plan. No assurances can be given that the Company will be able to retain or attract such qualified personnel. Should the Company be unable to attract and retain the qualified personnel necessary, the ability of the Company to implement its business plan successfully would be limited.

Dilution to Shareholders


     The securities currently held by investors will be subject to dilution in market value as more securities are available for trading. In May 1999, the Company issued 400 shares of Series B Preferred Stock (which are convertible into shares of Common Stock) and related warrants to purchase additional shares of Common Stock. The Series B Preferred Stock is convertible into shares of Common Stock based on a formula, and under the formula there is no limit on the number of shares of Common Stock that may be issuable as a result of the conversion of the Series B Preferred Stock. As detailed elsewhere in this Prospectus (see "DILUTION", "THE OFFERING--SHARES OF COMMON STOCK OUTSTANDING" AND "DESCRIPTION OF SECURITIES"), if all of the options, warrants and preferred stock, including those not subject to this Prospectus, were to be exercised or converted, it would result in 13,108,868 shares of Common Stock outstanding as of June 2, 1999, as opposed to a total of 7,831,160 shares of Common Stock outstanding as of June 2, 1999. The issuance of any or all of these additional shares upon exercise of options or warrants or conversion of preferred stock will have a dilutive effect on the ability of the current shareholders of the Company to have an effective vote on corporate matters and, as a result, may cause the market price of the shares of Common Stock of the Company to decrease.

Adverse Effects of Conversion of Series B Preferred Stock and Exercise of
Warrants

     General. In May 1999, the Company issued 400 shares of Series B Preferred Stock (which are convertible into shares of Common Stock) and related warrants to purchase additional shares of Common Stock. The Series B Preferred Stock is convertible into shares of Common Stock based on a formula, and under the formula there is no limit on the number of shares of Common Stock that may be issuable as a result of the conversion of the Series B Preferred Stock. Warrants to purchase 600 shares of Common Stock were issued in connection with the issuance of each share of Series B Preferred Stock, with such warrants to vest under the circumstances described below in "DESCRIPTION OF SECURITIES". In addition to the original issuance, the Company may, under certain circumstances, be required to issue an additional 400 shares of Series B Preferred Stock and related warrants approximately one year after the initial issuance. See "DESCRIPTION OF SECURITIES".

     Dilution and Decline in Market Price. Because the Series B Preferred Stock is convertible by virtue of a formula with no limit on the number of shares of Common Stock to be issued, conversions of the Series B Preferred Stock and exercises of the related warrants could result in a large number of shares of Common Stock being issued. As the market price of the Common Stock declines, more shares of Common Stock will be issuable upon conversion of the Series B Preferred Stock. The issuance of a substantial number of shares of Common Stock upon conversion of the Series B Preferred Stock or exercise of the related warrants would cause dilution of the voting power of the Company's current shareholders (see "--DILUTION" above), and sales of such shares (or the appearance that such sales could be made) could cause deterioration of the market price of the Common Stock and impair the Company's ability to raise funds through sales of Common Stock or other equity securities (see "--ADVERSE EFFECT OF SHARES AVAILABLE FOR FUTURE SALE" below).

     Change in Control. Should the market price of the Common Stock decline significantly, the Company could be required to issue a number of shares of Common Stock sufficient to result in a change in control of the Company. If such a change in control were to occur, the Company's current stockholders would not have an effective vote in the election of directors and other corporate matters.

     Issuances at Less than Market. Price Series B Preferred Stock will be converted based on a formula that applies the lesser of an approximation of market price upon issuance of the Series B Preferred Stock and the market price of the Common Stock at the time of conversion. As a result, if the market price of the Common Stock increases after issuance of the Series B Preferred Stock, the Company will be required to issue shares of Common Stock upon conversion of the Series B Preferred Stock based on the approximate market price of the Common Stock at the time of issuance of the Series B Preferred Stock--i.e., at a discount to the then-current market price. In addition, the warrants are exercisable at a fixed price. If the market price of the Common Stock increases, the Company will be required to issue shares of Common Stock at a discount to the then-current market price.

     Redemption at the Option of the Investors. In the event of the occurrence of certain events, including a change in control of the Company within one year after the issuance date, the failure of the Registration Statement to be declared effective within 180 days of the date of issuance, the delisting of the Common Stock for a period of five consecutive days and the Company's breach of any representations, warranties or covenants in the Series B Preferred Stock documents, the investors have the right to require the Company to redeem all or a portion of each investor's Series B Preferred at a premium. See "DESCRIPTION OF SECURITIES - REDEMPTION AT THE OPTION OF INVESTORS". Any such redemption would have an adverse effect on the financial condition of the Company.

     Shareholder Approval. The Company has agreed to seek the approval of its stockholders on the issuance of the Common Stock underlying the Series B Preferred Stock and related warrants. In the event that the Company fails to hold a stockholders meeting seeking such approval by July 31, 1999, or in the event that the Company fails to receive the requisite majority approval of its stockholders for the issuance, each share of Series B Preferred shall automatically be redeemed from the Investors (and each related warrant shall be extinguished) at a price per share equal to $10,000, plus any and all accrued interest thereon. If shareholder approval is not obtained in accordance with the above, the Company will be forced to seek alternative financing and some potential financiers may either refuse to offer the Company any financing or will offer financing at unacceptable rates or on unfavorable terms. If the Company is unable to obtain financing on favorable terms, or at all, the Company could be prevented from expanding the MedCare Program, which would have an adverse effect on its revenues, operations and financial condition. See "DESCRIPTION OF SECURITIES."

Nasdaq Eligibility and Maintenance


     The Company's Common Stock is currently listed on the Nasdaq SmallCap Market. Under the current rules for initial Nasdaq SmallCap Market listing, a company must have at least $4,000,000 in total assets, at least $2,000,000 in stockholders' equity, and a minimum bid price of $3.00 per share. For continued listing, a company must maintain at least $2,000,000 in total assets, at least $1,000,000 in stockholders' equity and a minimum bid price of $1.00 per share. The Company's Nasdaq SmallCap Market application was accepted on July 15, 1998 and the Company's Common Stock became listed on that market on July 20, 1998. If the Company should experience losses from operations, it may be unable to maintain the standards for continued listing and the listed securities could be subject to delisting from Nasdaq Small Cap Market trading. Trading in the Company's Common Stock would thereafter be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the listing requirements or in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common
Stock.

Risk of Low Priced Stocks

     If the Company's Common Stock were delisted from the Nasdaq SmallCap Market and no other exclusion from the definition of a "penny stock" under applicable Commission regulations were available, the Common Stock would be subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as investors with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase and must have received the purchaser's written consent to the transaction prior to sale.

Adverse Effect of Shares Eligible for Future Sale


     Future sales of the Common Stock by existing stockholders pursuant to Rule 144 under the Securities Act, or following the exercise of outstanding options, warrants, registration rights or otherwise, could adversely affect the market price of the Common Stock. Substantially all of the outstanding shares of Common Stock of the Company are freely tradable, without restriction or registration under the Securities Act (other than the sale volume restrictions of Rule 144 applicable to shares held beneficially by persons who may be deemed to be affiliates of the Company). The Company's directors, officers and family members of the officers and directors are under no lockup letters or other form of restriction on the sale of their securities. As a result of this offering an additional 2,455,364 shares will be available for sale by the affiliates and other persons. This is an estimate of the probable number of shares to be resold. In addition, in May 1999, the Company issued 400 shares of Series B Preferred Stock (which are convertible into shares of Common Stock) and related warrants to purchase additional shares of Common Stock. The Series B Preferred Stock is convertible into shares of Common Stock based on a formula, and under the formula there is no limit on the number of shares of Common Stock that may be issuable as a result of the conversion of the Series B Preferred Stock. The Company has agreed to file a registration statement covering initially at least 1,600,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock and related warrants, and upon effectiveness of such registration statement, those shares of Common Stock will be freely tradable. Sales of a large number of shares of Common Stock in the public market could adversely affect the market price of the Common Stock and could materially impair the Company's future ability to generate funds through sales of Common Stock or other equity securities. See "DESCRIPTION OF SECURITIES--SHARES ELIGIBLE FOR FUTURE SALE."


Protection of Proprietary Treatment Program


     The Company's ability to compete and expand effectively will depend, in part, on its ability to develop and maintain certain proprietary aspects of its treatment program for bladder and bowel incontinence and its business and marketing models and strategies. The Company relies on an unpatented proprietary treatment protocol and there can be no assurances that others may not independently develop the same or similar program or otherwise obtain access to the Company's unpatented proprietary protocols. There can be no assurance that any confidentiality agreements between the Company and its employees will provide meaningful protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know-how or other proprietary information. See "DESCRIPTION OF BUSINESS--INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS."

Reimbursement and Related Matters


     The Company's ability to successfully market the MedCare Program will depend, in part, on the availability of reimbursement for the costs of the program from third parties, such as government and private insurance plans. In the United States and in certain foreign countries, third-party reimbursement is currently generally available for certain procedures, such as surgery and biofeedback training by EMG application, and generally unavailable for patient management products such as diapers, pads, and urethral plugs. Governments and other third parties are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement. While the Company's treatment program is currently covered by many third party payers, there can be no assurances that such coverage will remain in effect in the future, and if such coverage is not maintained, market acceptance of the MedCare Program could decline.

Regulation by Federal and State Government


     The business of the Company is heavily regulated at a federal and state level. Legislation relating to the manner in which patients receive treatment is being enacted on a continual basis. The process of obtaining regulatory approvals can be lengthy and expensive, and the issuance of such approvals is uncertain. The Company may not be able to obtain any necessary approvals on a timely basis, or at all, and failure to comply with regulatory requirements can, among other things, result in fines, suspensions of regulatory approvals, operating restrictions and criminal prosecution. The Company cannot predict whether any health care reforms will be enacted or the effect of any enacted reform on its business. Should legislators enact new legislation that is unfavorable to the Company's business, it would pose a serious risk to the viability of the Company's business. See "DESCRIPTION OF BUSINESS-GOVERNMENT REGULATION ISSUES CONCERNING THE PROGRAM MANAGEMENT AGREEMENT."

Potential Fluctuations in Quarterly Results

     The Company's operating results have varied on a quarterly basis during its limited operating history, and the Company expects to experience significant fluctuation in future quarterly operating results. Such fluctuations have been and may in the future be caused by numerous factors, many of which are outside
of the Company's control.   The Company believes that period to period
comparisons of its results of operations will not necessarily be meaningful and should not be relied upon as an indication of future performance. Also, it is likely that in some future quarter or quarters, the Company's operating results will be below the expectations of public market analysts and investors. In such an event, the price of the Company's Common Stock would be materially and adversely affected. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "FINANCIAL STATEMENTS."

Medcareonline.com

     Medcareonline.com will operate in a new and rapidly evolving market. Medcareonline.com's business may be adversely affected if usage of the internet or other online services does not continue to grow. The internet as an advertising medium has not been available for a sufficient period of time to gauge its effectiveness as compared with traditional advertising media. Therefore, the internet is an unproven medium for advertising-supported services. Accordingly, Medcareonline.com's future operating results will depend substantially upon the increased use of the internet for information, publication, distribution and commerce and the emergence of the internet as an effective advertising medium. Medcareonline.com's ability to generate significant advertising revenues will also depend on, among other things, the development of a large base of users of Medcareonline.com's services possessing demographic characteristics attractive to advertisers, the ability of Medcareonline.com to accurately measure its user base and the ability of Medcareonline.com to develop or acquire effective advertising delivery and measurement systems. Many of Medcareonline.com's potential advertisers have only limited experience with the internet as an advertising medium, have not yet devoted a significant portion of their advertising expenditures to internet based advertising, and may not find advertising to be effective for promoting their products and services relative to traditional print and broadcast media. The adoption of internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business and exchanging information. Entities that already have invested substantial resources in other methods of conducting business may be reluctant to adopt a new strategy that may limit or compete with their existing efforts. The market for internet advertising may not continue to emerge or become sustainable. If the market fails to develop or develops more slowly than expected, Medcareonline.com's business may be materially and adversely affected. No standards have been widely accepted for the measurement of the effectiveness of internet based advertising and there can be no assurance that such standards will develop sufficiently to support the internet as an effective advertising medium. In addition, there is intense competition in the sale of advertising on the internet, resulting in a wide range of rates quoted and a variety of pricing models. This makes it difficult to project future levels of revenues and rates. As a result of these risks, Medcareonline.com may not succeed in generating significant future advertising revenues from internet based advertising. The failure to do so may have a material adverse affect on the Company's business.

     In addition, Medcareonline.com will be dependent on its ability to generate a high volume of traffic to its website. Accordingly, the performance of the website is critical to MedCare's reputation, its ability to attract advertisers, and to achieve market acceptance of Medcareonline.com. Any system failure that causes interruptions in the availability or that increases response time of Medcareonline.com's services could reduce user satisfaction and traffic to the website, and if sustained or repeated, would reduce the attractiveness of Medcareonline.com to advertisers and consumers. See "DESCRIPTION OF BUSINESS-- MEDCAREONLINE.COM."


Competition

     Healthcare is a rapidly evolving field in which other companies may have greater financial and research and development resources than the Company. The Company competes directly with a number of small incontinence clinics, offered by doctors, hospitals or therapists, that use a combination of non-invasive alternative treatment options to treat urinary incontinence. The Company expects that better financed and more sophisticated competition will emerge in the future. In addition, the Company competes with other alternative treatments to urinary incontinence, including absorbent products and diapers, surgery, indwelling catheters, implanting devices, injectable materials, electrical stimulation, mechanical devices and drugs. The Company's ability to compete effectively will depend, in part, on its ability to develop and maintain a treatment program that offers therapeutic or cost advantages over competitive offerings. Developments by others could render the MedCare Program uncompetitive or obsolete.


EFFECT OF MARKET PRICE ON SHARES ISSUED FROM SERIES A PREFERRED STOCK
CONVERSIONS

     Under the conversion formula, a varying number of shares of Common Stock could be issued upon conversion of the Series A Preferred Stock, depending upon the price of the Common Stock at the time of the conversion. As of June 2, 1999, there were 50 shares of Series A Preferred Stock outstanding that are subject to this conversion formula. The formula ([(.08)(N/365)(10,000)+10,000] / Conversion Price, where N is the number of days from the closing date, July 8, 1997) provides that the number of shares of Common Stock issuable for one share of Series A Preferred Stock varies and is dependent upon the Conversion Price (as defined). The formula for the Conversion Price provides it will be the lesser of $7.346, which is 115 percent of the average closing bid price for the five trading days ending June 6, 1997, or 80 to 90% of the average bid price for the five trading days preceding the conversion. See "SELLING SECURITY HOLDERS" and "DESCRIPTION OF SECURITIES--SERIES A PREFERRED STOCK."

     The following table indicates various amounts of Common Stock that would be issued assuming 80 to 90% of the average bid price for the five days preceding the conversion. The first column is a listing of the possible share price of the Common Stock. In the second column, X% is to indicate the percentage, highest and lowest, that could be applied to the conversion price as indicated in the equation. The number of shares of Common Stock resulting from the application of the formula ((.08) (N/365) (10,000) + 10,000)/Conversion Price) is detailed in the third column. The fourth column assumes all warrants and options are exercised and 50 shares of Series A Preferred Stock are converted, resulting in a calculation based upon the following formula: [third column x 50].

                                                                                   Total Common
  Avg Bid                                               No of Shares                Assume all
   Price                        X%                       of Common                  exercised
-----------              --------------               --------------              --------------
          1                          80                       13,500                     675,000
          1                          90                       12,000                     600,000
          3                          80                        4,500                     225,000
          3                          90                        4,000                     200,000
       3.75                          80                        3,600                     180,000
       3.75                          90                        3,200                     160,000
          5                          80                        2,700                     135,000
          5                          90                        2,400                     120,000
          6                          80                        2,317                     115,850
          6                          90                        2,060                     103,000
          7                          80                        1,929                      96,450
          7                          90                        1,714                      85,700


     As of June 2, 1999, 190 shares of Series A Preferred Stock had been issued and, of that number, 140 shares had been converted into Common Stock. The 140 shares were converted into common stock using the above formula at the time of their conversion and resulted in the issuance of 272,646 shares of Common Stock. The remaining 50 shares of Series A Preferred Stock outstanding are owned by Concordia Partners. See "SELLING SECURITY HOLDERS."

     The Common Stock of the Company has a price range as indicated below under "Price Range of Common Stock." The price has not been below $3.75 since 1995. The risk is that, if the share price is below $7.346, additional shares may be required under the terms of the conversion, as indicated in the table. In theory, there is no limit to the number of shares that would have to be issued should the price fall substantially below historical levels; moreover, if the selling security holders sell their shares at below-market price, this may result in a decline in the market price of the Company's Common Stock. Management believes, however, that the registration of 1,500,000 shares provides enough overallotment shares in the event of falling share price. As indicated in the table, the share price would have to go below $1.00 before the number of shares registered would have to be increased beyond that number. The lowest price of the Common Stock during the most recent quarter (Q1 1999) was $5.25. Should the price decline, management has the ability to redeem these shares, and it is anticipated that management would exercise that right should the share price fall so precipitously. See "SELLING SECURITY HOLDERS" and "DESCRIPTION OF SECURITIES--SERIES A PREFERRED STOCK."

EFFECT OF CLOSING BID PRICE ON SHARES ISSUED FROM SERIES B PREFERRED STOCK CONVERSIONS

     As outlined in "DESCRIPTION OF SECURITIES--SERIES B PREFERRED STOCK", a varying number of shares of Common Stock could be issued upon conversion of the Series B Preferred Stock, depending upon the history of the closing bid price of the Common Stock up to and at the time of the conversion. The number of common shares to be issued upon the conversion of one share of Series B Preferred Stock is based on the formula: Conversion Amount/Conversion Price. The "Conversion Amount" means, on a per share basis, the difference of (A) the sum of (I) unpaid default interest through the date of conversion plus (II) (.06) (N/365) ($10,000), minus (B) the sum of all cash dividend amounts paid in full prior to the date of conversion. The "Conversion Price" is the lesser of (i) the fixed conversion price of $7.80 or (ii) the variable conversion price, which is the lower of (a) the closing bid price on the day the holder delivers the required notice of its intention to convert to the Company or (b) the average of the ten lowest closing bid prices in the 40 trading days immediately preceding the date such notice is given. Therefore, the number of shares of Common Stock that could be issued could fluctuate depending upon the actual performance of the closing bid price of the Common Stock.

     For example, assume the following:

          Closing bid price on date of notification      $ 7.75

          Average of the ten lowest closing bid prices
            in the 40 trading days immediately preceding
              the date of notification                   $ 7.00

          Fixed conversion price                         $ 7.80

In addition, assume that the Company has paid all cash dividends to the date of notification so that there are no outstanding dividends owed to the Series B preferred shareholders. In this example, the average of the ten closing bid prices in the 40 trading days immediately preceding the date of notification is the lowest of the three options to use as the Conversion Price. Therefore, the formula used to convert one share of preferred stock would be $10,000/$7.00 or 1,429 shares. See "DESCRIPTION OF SECURITIES--SERIES B PREFERRED STOCK".

Price Range of Common Stock

     The following table sets forth for the periods indicated the high and low closing prices for the Common Stock of the Company in transactions on the OTC Bulletin Board and Nasdaq SmallCap Market.



                             High             Low
                            -------          ------
     First Quarter 1996     $4.785           $4.25
     Second Quarter 1996    $5.625           $4.75
     Third Quarter 1996     $5.625           $4.75
     Fourth Quarter 1996    $5.125           $4.375

     First Quarter 1997     $8.25            $6.75
     Second Quarter 1997    $8.0625          $6.25
     Third Quarter 1997     $9.25            $6.875
     Fourth Quarter 1997    $8.125           $7.625

     First Quarter 1998      $9.375    $7.375
     Second Quarter 1998    $11.25     $9.00
     Third Quarter 1998      $9.31     $6.00
     Fourth Quarter 1998     $7.4375   $4.875

     First Quarter 1999      $8.25     $5.25


                                 CAPITALIZATION

                                                                            December 31,                   December 31,
                                                                                1998                           1997
                                                                           ---------------                ---------------
Current Liabilities
-------------------
Accounts Payable and Other Accrued Liabilities                                $   469,743                    $    15,796
Notes Payable - Related Parties                                                         0                          1,000
                                                                         ----------------               ----------------
Total Current Liabilities                                                         469,743                         16,796

Stockholders' Equity
--------------------

Preferred Stock $.25 Par Value, Authorized 1,000,000; Issued
   and outstanding, 50 and 165 Convertible Series A
   at December 31, 1998 and 1997                                                       12                             41

Common Stock - $0.001 Par Value Authorized 100,000,000; Issued
   and Outstanding, 7,825,105 and 6,992,185 Shares at
   December 31, 1998 and 1997                                                       7,825                          6,992

Additional Paid in Capital                                                      9,396,179                      6,284,505

Retained Earnings                                                              (6,491,871)                    (2,721,918)
                                                                         ----------------               ----------------

Total Stockholders' Equity                                                      2,912,145                      3,569,620
                                                                         ----------------               ----------------

Total Liabilities and Equity                                                  $ 3,381,888                    $ 3,586,416
                                                                         ================               ================


                                USE OF PROCEEDS

     This Prospectus relates to the resale of issued shares of Common Stock only. The Company will not receive any proceeds from the sale of the Selling Security Holders' Common Stock. The uses of proceeds obtained from the offerings of the securities to which these shares of Common Stock relate are disclosed in "DESCRIPTION OF BUSINESS." The Company will receive proceeds from the exercise of warrants and stock options as discussed elsewhere in this Prospectus. The use of those proceeds has been detailed in each of their offering memoranda.

                        DETERMINATION OF OFFERING PRICE

     Because this Prospectus relates to resale of issued shares of Common Stock only, there was no determination of offering price. The manner in which the offering prices for the offerings, warrants and options to which these shares of Common Stock relate have been previously disclosed under the terms of each of the offerings, warrants and options.

                                    DILUTION

     This Prospectus relates to the resale of certain shares of Common Stock. As of June 2, 1999, there were 7,831,160 outstanding shares of Common Stock. If all options, warrants and other instruments are exercised as detailed in this Prospectus, there will be 10,286,469 shares of Common Stock outstanding. In addition, there are securities, options and warrants outstanding that are not covered by this Prospectus that would result in an additional 2,822,344 shares of the Company's Common Stock being brought to the market. In total, if all the securities, options, warrants and employee stock options, including those not covered by this Prospectus, were to be exercised, it would result in 13,108,813 shares of Common Stock outstanding. See "SHARES OF COMMON STOCK OUTSTANDING" for the detail regarding the outstanding stock, warrants and options. The introduction of additional shares to the market could have a detrimental effect on the price of the shares.

                            SELLING SECURITY HOLDERS

The June Placement


     In connection with the June Placement, 165 shares of Series A Preferred Stock were sold, and, as detailed below, an additional 25 shares were sold in 1998 pursuant to Preferred Warrants issued in connection with the June Placement. The formula for the conversion of Series A Preferred Stock provides a method for determining the number of shares of Common Stock to be issued upon conversion of shares of Series A Preferred Stock. The formula is (.08), multiplied by the number of days since the closing, divided by 365, multiplied by 10,000, plus 10,000 divided by the conversion price equals the number of shares of common stock provided for each preferred share purchased. The conversion price is the lower of $7.346 or a price based on the number of months between the last closing and the date of conversion multiplied by the closing bid price of the Company's Common Stock for five days preceding the conversion, reduced 10% to 20%, depending on the number of months between the last closing and the date of conversion. The 12 month range for the closing bid price of the Common Stock from January 6, 1998 to December 31, 1998 was $4.875 to $9.375. For most of this period, the price was in excess of the minimum price of $7.346, therefore the minimum price is used in the calculations. Of the total of 165 shares of Series A Preferred Stock sold in the June 1997 offering, 140 shares (as of June 2, 1999) have been converted into Common Stock using the above formula, resulting in the issuance of 272,646 shares of Common Stock.

     In addition to the issuance of the shares of Series A Preferred Stock described above, in connection with the June Placement, the Company issued nine, twelve and fifteen month warrants that could be exercised for an additional 224,610 shares of Common Stock at a fixed price of $7.346 per share. Of the original 224,610 warrants issued, 36,755 were forfeited upon the early conversion of Series A Preferred Stock, and all of the other warrants have not been exercised and remain outstanding. In addition, pursuant to a Placement Agent Agreement between the Company and Swartz Investments, LLC, a Georgia limited liability company, as placement agent (the "Placement Agent"), the Company issued to the Placement Agent and certain of its affiliates Placement Warrants to purchase 33,692 shares of Common Stock. As of June 2, 1999, all but 6,500 had been exercised. The Placement Warrants were exercised using a cashless exercise option and resulted in the issuance of 8,990 shares of Common Stock. In addition to the Placement Warrants issued in connection with the June Placement, in November 1998 the Placement Agent and its affiliates received an additional 2,552 warrants to purchase Common Stock at an exercise price of $7.346 per share, which warrants were issued in connection with the purchase by Concordia Partners of an additional 25 shares of Series A Preferred Stock, as described below. None of the additional 2,552 warrants has been exercised, and all such warrants expire on December 11, 2003.

     Finally, the investors in the June Placement received Series A Preferred Stock warrants (the "Preferred Warrants") that allowed the investors in the Series A Preferred Stock to purchase the same number of shares of Series A Preferred Stock (that is 165 shares) one year after the original transaction. If the Preferred Warrants were exercised, the investors would receive all of the same conversion warrants and rights that were associated with the original issuance. Essentially, the Preferred Warrants gave the investors the option of forcing the Company to complete the same deal one year after the original deal. There are currently no Preferred Warrants outstanding as they were all exercised in July 1998 (as described below).

     The Registration Rights Agreement entered into by the Company at the time of the private placement provides that 1,500,000 shares of Common Stock are to be registered for resale. This amount is in excess of the 546,607 calculated above, but is required as part of the Registration Rights Agreement and to provide excess shares in the event of change in the underlying assumptions due to revisions to the warrant agreements (even though no such revisions are planned or expected by the Company), or in the event of changes in the share price. In addition, the additional shares are for overage allowance in the event the share price drops below $7.346 on the date of conversion of the Series A Preferred Stock.

     In July 1998, the investors exercised their Preferred Warrants described above and were issued another 165 shares of Series A Preferred Stock ("New Series A Preferred Stock") in exchange for $1,650,000. The Company, however, did not have the registration statement effective as of that date so an escrow agreement was entered into between the Company and the investors. The escrow agreement placed the $1,650,000 as well as the New Series A Preferred Stock into escrow pending the effectiveness of the registration statement. The escrow agreement required the registration statement to be effective by November
20, 1998. Additionally, Queensway Financial Holdings Limited was given $180,000 by the Company under the terms of its original Agreement with the Company, due to the late filing of the registration statement. Since the Registration Statement did not become effective as of November 20, 1998, Queensway, Lakeshore, and Matthew Fund withdrew their proceeds ($1,400,000) and forfeited their New Series A Preferred Stock (140 shares) and related warrants. Concordia Partners is the only investor of the original four investors who agreed to release its investment ($250,000) to the Company. Concordia Partners received 25 shares of New Series A Preferred Stock and 11,344 warrants exercisable three months after their issuance date at an exercise price of $7.346 per share. The 11,344 warrants (and the Common Stock underlying such warrants) are unregistered and are not included in this offering.

     The following table is a summary of the activity described in the preceding paragraphs:

                                                                    Preferred     Placement                 Total
                                                         Series A   Shareholder     Agent      Common      Common
                                                        Preferred   Conversion    Conversion    Stock       Stock
                                                          Stock      Warrants      Warrants    Issued    Equivalent
                                                        ---------   -----------   ----------   -------   ----------
Securities Issued                                           190       224,610       36,244       N/A

Series A Preferred Stock Converted into Common Stock       (140)                               272,646

Conversion Warrants Forfeited Due to Early Conversion
  by Preferred Shareholders                                           (36,755)                   N/A

Placement Agent Exercise of Placement Agent Warrants                               (27,192)      8,990
                                                         ------       -------      -------     -------
Securities Outstanding                                       50       187,855        9,052     281,636
                                                         ======       =======      =======     =======
Common Stock Equivalent (1)                              68,064       187,855        9,052     281,636     546,607
                                                         ======       =======      =======     =======     =======

(1) The Series A Preferred Stock is convertible into Common Stock based on the formula described in the paragraphs above. For purposes of this table, it assumed that the market price at the date of conversion is equal to $7.346. The Conversion Warrants and Placement Warrants are exercisable at a fixed price of $7.346.

     The following table lists the purchasers of the Series A Preferred Stock and an estimate of the Common Stock offered for resale:


                                                                      Common
                              Series A      Common                Shares Offered    Common
                             Preferred      Shares      Common      Hereby and      Shares    Percentage
                              Shares      Owned Prior   Shares       Issuable       Owned       Owned
                            Owned Prior   to Offering   Offered      Based on       After       After

Name                        to Offering      (1)(2)     Hereby     a Formula (3)   Offering    Offering
----                        -----------   -----------   -------   --------------   --------   ----------
Lakeshore International           0          91,060      91,060            0           0           0

Queensway Financial
  Holdings Limited                0         299,524     299,524            0           0           0

Concordia Partners L.P.          50         102,096     102,096       68,064           0           0

The Matthew Fund N.V.             0          35,885      35,885            0           0           0

Placement Agent Shares(4)         0          18,042      18,042            0           0           0
                                 --         -------     -------       ------          --          --
Totals                           50         546,607     546,607       68,064           0           0

(1) These totals reflect the issuances of Common Stock which have already occurred upon the conversion of the Series A Preferred Stock and exercise of the Conversion Warrants. The shares of Series A Preferred Stock were issued based upon the formula described in the preceding paragraphs and resulted in the issuance of 272,646 shares of Common Stock. The Conversion Warrants and Placement Warrants are exercisable at a fixed price of $7.346 per share. As of June 2, 1999 none of the Conversion Warrants had been exercised, 36,755 Conversion Warrants had been forfeited and the rest of the Conversion Warrants remained outstanding and exercisable.

(2) The percentage of shares owned by each such holder prior to this offering is equal to less than one percent of the shares outstanding prior to this offering.

(3) This total reflects the Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock, assuming a Conversion Price of $7.346 per share, and rounded to the nearest share.

(4) See table below for details regarding the issuance of shares to the placement agent and its affiliates.

     Pursuant to the Placement Agent Agreement, the Placement Agent agreed to find subscribers for the Company's Series A Preferred Stock offering in exchange for a placement fee of 5-1/2% of the aggregate gross subscription proceeds of the offering, a non-accountable expense allowance of 2% of the aggregate gross subscription proceeds, and, if a subscriber exercised a Preferred Warrant, a fee consisting of 7-1/2% of the aggregate exercise price, as defined in the Preferred Warrant. The Placement Agent Agreement also grants to the Placement Agent three sets of warrants: (i) warrants to purchase Common Stock equal to 7-1/2% times the aggregate gross subscription proceeds divided by the Fixed Conversion Price (as defined in the Certificate of Designation), (ii) warrants to purchase stock equal to 7-1/2% of the number of Conversion Warrants placed in the offering (as defined in the Subscription Agreement) and (iii) upon the exercise of a Preferred Warrant by a stockholder, warrants to purchase stock equal to 7-1/2% of the gross proceeds received by the Company upon the exercise of the Preferred Warrant divided by the Exercise Price (as defined in the Preferred Warrant). All three of these warrants are for a period of five years at a fixed conversion price of $7.346 per share. The Placement Agent Agreement also contains cashless exercise and reset provisions. The Common Stock underlying these warrants is included in the offering hereunder.

     The following table details indicate the number of shares of Common Stock that have been issued to the Placement Agent and its affiliate upon exercise of the Placement Warrants outlined above:

                                        Shares Owned     Shares       Shares       Percentage    Exercise
                                          Prior to       Offered   Owned After    Owned After    Price of
Name                                   Registration(1)   Hereby    Registration   Registration   Warrants    Expiration
----                                   ---------------   -------   ------------   ------------   --------   -------------
Swartz Family Partnership LP                 4,205         4,205         0              0         $7.346    June 20, 2002
Kendrick Family

Partnership LP                               4,205         4,205         0              0         $7.346    June 20, 2002
Carlton M. Johnson, Jr.                        711           711         0              0         $7.346    June 20, 2002
Davis C. Holden                                407           407         0              0         $7.346    June 20, 2002
Dwight B. Bronnum                              806           806         0              0         $7.346    June 20, 2002
Glenn R. Archer                              2,151         2,151         0              0         $7.346    June 20, 2002
Michael E. Stough                            3,227         3,227         0              0         $7.346    June 20, 2002
P. Bradford Hathorn                            710           710         0              0         $7.346    June 20, 2002
Robert L. Hopkins                              807           807         0              0         $7.346    June 20, 2002
Glenn A. Adams                                 813           813         0              0         $7.346    June 20, 2002
                                            ------        ------        --             --
Placement Agent and affiliates Total        18,042        18,042         0              0

(1) Of the original 33,692 Placement Warrants, 27,192 have been exercised using the cashless exercise option, resulting in the issuance of 8,990 shares of Common Stock and 6,500 warrants remained unexercised as of June 2, 1999.
     In addition, 2,552 warrants were issued to the Placement Agent and its affiliates in connection with the issuance of the 25 shares of New Series
     A Preferred Stock to Concordia Partners. None of these additional warrants has been exercised, and all such warrants expire on December 11, 2003.


The Option Plans

     This Prospectus also relates to the offering of shares of Common Stock issued or issuable upon exercise of options granted or to be granted under the Options Plans. The following table indicates the shares of Common Stock being offered pursuant to the exercise of such options granted pursuant to the Option
Plans:

                           Shares Held   Shares    Shares Held   Percentage
                             Prior to    Offered       After     Held After
Name                         Offering    Hereby      Offering    Offering(1)
----                       -----------   -------   -----------   -----------
Michael M. Blue(2)           119,000     115,000      4,000           *
Valerie Boeldt-Umbright      155,000     155,000        -0-           0
Jeff Aronin(3)               251,000     250,000      1,000           *
Bhupinder Mann               100,000     100,000        -0-           0
Ranjit Bhogal                310,000     310,000        -0-           0
Herdev S. Rayat              100,000     100,000        -0-           0
Frank Mueller                 10,000      10,000        -0-           0
Sarbjit Thouli                10,000      10,000        -0-           0
Grant Mackney                 10,000      10,000        -0-           0
Todd Weaver                   10,000      10,000        -0-           0
Dave Gamache                  10,000      10,000        -0-           0
Terry Johnson                200,000     200,000        -0-           0

*    Less than one percent.

(1)  Based upon 7,831,160 outstanding shares of Common Stock as of June 2, 1999.

(2)  Dr. Blue is a director of the Company.

(3)  Mr. Aronin is President, CEO and a director of the Company.


February Placement and July Placement

     In addition to the above, this Prospectus relates to the resale of 176,000 shares of Common Stock issued pursuant to the February Placement, 300,000 shares of Common Stock issued pursuant to the July Placement and 300,000 shares of Common Stock issued or issuable upon exercise of warrants issued pursuant to the July Placement. The exercise price of the July Warrants is a fixed $6.00 per share, and 200,000 were exercised in March 1998, leaving 100,000 July Warrants outstanding as of June 2, 1999.

     The shares of Common Stock issued and issuable in connection with the February Placement and the July Placement are held by the following entities:

                                                                    Amount and
                              Shares Held   Shares    Shares Held   Percentage
                               Prior to     Offered      After      Held After
Name                           Offering     Hereby     Offering      Offering
----                          -----------   -------   -----------   ----------
Greystone Management Ltd.      176,000      176,000       -0-            0
Matrix Capital Corporation     600,000(2)   600,000       -0-            0

(1) The 600,000 shares listed for Matrix Capital Corporation consists of 300,000 shares of Common Stock initially issued in the July Placement, 200,000 shares issued upon exercise of certain of the July Warrants, and 100,000 shares issuable upon exercise of the remaining July Warrants. The exercise price of the July Warrants is fixed at $6.00.


                              PLAN OF DISTRIBUTION

     The Selling Security Holders are not restricted as to the prices at which they may sell their shares, and sales of such shares at less than the market price may depress the market price of the Company's Common Stock. Further, the Selling Security Holders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time, which may also have a depressive effect on the market price of the Company's Common Stock. However, it is anticipated that the sale of the Common Stock being offered hereby will be made through customary brokerage channels either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the shares in the over-the-counter market, or a private sale in the over-the-counter market or otherwise, at negotiated prices related to prevailing market prices and customary brokerage commissions at the time of the sales, or by a combination of such methods. The period for sale of such shares by the Selling Security Holders may occur over an extended period of time.

     There are no contractual arrangements between or among any of the Selling Security Holders and the Company with regard to the sale of the shares and no professional underwriter in its capacity as such will be acting for the Selling Security Holders. There are no current or future plans, proposals, agreements, arrangements or understandings of the Selling Security Holders with respect to resale transactions, other than those presently disclosed. Application has been made to the Company to remove the restrictions on the cashless exercised shares of Common Stock held by the Placement Agent and its affiliates in reliance on Rule 144.

     1995 Stock Option Plan. The 1995 Stock Option Plan has 500,000 shares reserved for issuance at $3.00 per share until December 31, 2001 and have no vesting period. The options have been authorized by the Company to be issued to employees of the Company at the discretion of the board of directors. The following table summarizes the options that have been granted and the current number that have been exercised. Note that this table reflects a transfer of options from Harmel S. Rayat to Terry Johnston and Ranjit Bhogal, pursuant to the resolution of the Board of Directors dated September 18, 1998.


Name of Optionee     Total Reserved     Number Exercised     Year Exercised
----------------     --------------     ----------------     --------------
Bhupinder Mann           100,000             13,000               1996
                                             17,000               1997
                                             11,000               1998
                                              2,000               1999
Ranjit Bhogal            150,000             11,000               1996
                                             17,000               1997
                                             13,000               1998
                                              2,000               1999
Herdev S. Rayat          100,000             13,000               1996
                                             18,500               1997
                                              7,000               1998
Frank Mueller             10,000               None                N/A
Sarbjit Thouli            10,000              1,500               1997

Grant Mackney             10,000               None                N/A
Todd Weaver               10,000               None                N/A
Dave Gamache              10,000               None                N/A
Terry Johnson            100,000              2,000               1999

     1996 Stock Option Plan. The 1996 Stock Option Plan has 300,000 shares reserved for issuance at $4.50 per share until June 20, 2001 and have no vesting period. The options have been authorized by the Company to be issued to employees of the Company at the discretion of the board of directors. The following table summarizes the options that have been granted and the current number that have been exercised. Note that this table reflects a transfer of all 1996 options from Harmel S. Rayat to Ranjit Bhogal, pursuant to the resolution of the Board of Directors dated September 18, 1998.

Name of Optionee           Total Reserved    Number Exercised    Year Exercised
----------------           --------------    ----------------    --------------
Valerie Boeldt-Umbright        40,000               None                N/A
Terry Johnson                  60,000              3,000               1996
                                                  17,000               1997
                                                   6,000               1998
Ranjit Bhogal                 160,000               None                N/A
Michael M. Blue                40,000               None                N/A

     1997 Stock Option Plan. The 1997 Stock Option Plan has 500,000 shares reserved for issuance. 200,000 options are exercisable at $4.50 per share until November 18, 2001 and 300,000 options are exercisable at $6.50 per share until July 1, 2005. The options have been authorized by the Company to be issued to employees of the Company at the discretion of the board of directors. The following table summarizes the options that have been granted and the current number that have been exercised:

Name of Optionee          Total Reserved   Exercise Price   Number Exercised   Year Exercised
----------------          --------------   --------------   ----------------   --------------
Valerie Boeldt-Umbright      100,000            $4.50             None               N/A
                              15,000            $6.50             None               N/A
Terry Johnson*                40,000            $4.50            3,000              1997
                                                $4.50            6,000              1998
                              20,000            $6.50             None               N/A
Michael M. Blue               60,000            $4.50             None               N/A
                              15,000            $6.50             None               N/A
Jeff Aronin                  250,000            $6.50             None               N/A

* Twenty thousand (20,000) shares were transferred from Nicole Alagich and Charles Grahn to Mr. Johnson and approved by the board of directors on March 16, 1998.

     Under the terms of the February Placement, 176,000 shares of Common Stock were sold to Greystone Management, Ltd. in reliance on Regulation D, Rule 506. The offering was closed on February 28, 1997 and resulted in receipt by the Company of $1,100,000. Greystone Management was an accredited investor and is located in Belize City, Belize.


July Placement

     Under the terms of the July Placement, 300,000 shares of Common Stock and 300,000 warrants to purchase shares of Common Stock (200,000 of which had been exercised as of June 2, 1999 were sold to Matrix Capital Corp. in reliance on Regulation D, Rule 506. The offering was closed on July 7, 1997 and resulted in receipt by the Company of $1,800,000. Matrix Capital Corp. was an accredited investor and is a corporation existing under the laws of the British West Indies. The February Placement and the July Placement were within 6 months of each other and therefore subject to the integration provisions of Rule 502. Fewer than 35 unaccredited investors acquired the shares offered in the February Placement and the July Placement and the requirements of Rule 506 were met with both offerings considered separately or together.


Private Placement November 6, 1998

     Under the terms of a private placement done by the Company in reliance on Regulation D, Rule 506, 300,000 shares of common stock in the Company at $5.00 per share with a warrant effective until October 14, 2004 to purchase an additional 300,000 shares at $5.00 per share were sold to Lyons Capital Corp., a Bermuda corporation and an accredited investor. The offering was closed on November 6, 1998 and resulted in receipt by the Company of $1,500,000. The offering made hereby does not relate to these shares.

     Under the terms of a private placement done by the Company in reliance on Regulation D, Rule 506, 400 shares of Series B preferred stock and related warrants were sold to accredited investors for $4,000,000. The offering made hereby does not relate to these shares. See "DESCRIPTION OF SECURITIES--SERIES B PREFERRED STOCK."

                               LEGAL PROCEEDINGS

     Neither the Company nor any of its subsidiaries has any legal proceedings against it.


                                  MANAGEMENT

Directors and Executive Officers

Name/Age                        Title
--------                        -----
Harmel S. Rayat                 Chairman of the Board, Director
Jeffrey S. Aronin               President, Chief Executive Officer, Director
Alan P. Jagiello                Chief Financial Officer, Secretary,
                                  Treasurer, Director
Greg Wujek                      Vice President of Managed Care, Director
Michael M. Blue, Bsc, M.D.      Director

     Mr. Harmel Rayat was elected to the board of directors in 1995. Dr. Blue was elected a director in 1996. Dr. Jacobo and Mr. Aronin were elected to the board in 1997. Mr. Wujek was elected in 1998 and Mr. Jagiello was elected in 1999.

HARMEL S. RAYAT (Age 37) Chairman of the Board. Mr. Rayat is one of the co-developers of the MedCare Program. Mr. Rayat has been in the venture capital industry since 1981 and since January 1993 has been the president of Hartford Capital Corporation, a company which specializes in providing early stage funding and investment banking services to emerging growth corporations. From January 1989 through December 1992 Mr. Rayat was the President and CEO of K.S. Rayat & Company, an investment banking and venture capital company, where he was responsible for research, due diligence and investment strategy in early stage, start-up venture capital investments. Mr. Rayat has been a director of the Company since September 1995, President from June 1996 until June 1997 and is currently Chairman. Mr. Rayat is also a director of American Alliance Corporation and Scottsdale Scientific, Inc.

JEFFREY S. ARONIN (Age 31) President and Chief Executive Officer, Director. Mr. Aronin has extensive experience in the health care industry, with particular expertise in Corporate Development, Sales Management, Health Care Marketing and Managed Health Care. Mr. Aronin joined Carter Wallace, a major pharmaceutical firm, in May of 1989. At Carter Wallace, Mr. Aronin held many positions as he advanced through management in sales, marketing and managed care. In September 1995, Mr. Aronin left Carter Wallace to join American Health Products Corporation, where he ran the Marketing division and focused on Marketing and Business Development and made significant contributions toward the growth of AHPC's business. Mr. Aronin joined the Company as its President and Chief Operating Officer on July 8, 1997, at which time he also became a member of the Board of Directors of the Company. He holds a degree in marketing and finance, as well as an MBA in management.

ALAN P. JAGIELLO (Age 33) Chief Financial Officer. Mr. Jagiello is a certified public accountant with over 10 years of experience in public accounting at Arthur Andersen LLP. Prior to joining Medcare in December 1998, Mr. Jagiello worked in Arthur Andersen's U.S. Professional Standards Group, where he consulted with clients and audit engagement teams on technical matters of accounting and SEC reporting. The Professional Standards Group sets, monitors and disseminates policies on accounting and auditing standards for Arthur Andersen worldwide and represents the firm before FASB, SEC, AICPA and IASC. Before joining this group, Mr. Jagiello assisted numerous clients ranging from large, multinational corporations to closely held businesses, and has provided due diligence services on acquisitions, performed benchmarking projects and prepared internal control recommendations. Mr. Jagiello attended Northern Illinois University, has authored a number of publications regarding technical accounting issues and is a member of the American Institute of Certified Public Accountants.

GREGORY WUJEK (Age 37) Vice President of Managed Care, Director. Mr. Wujek joined the Company in November 1997 and brought with him over 10 years of sales/marketing and management experience to the healthcare industry. Over the course of seven years, Mr. Wujek worked at Forest Laboratories, an international pharmaceutical concern, holding positions in sales/marketing and management and his last two years as Director of the Managed Care Department. In his role, Mr. Wujek directed and assisted in all industry related areas such as sales, marketing, contract negotiation, pricing, product launches, Military and Government contracting, and management. Prior to joining the Company, Mr. Wujek held the position of Vice President Sales at SMG Marketing Group, a consulting firm to the healthcare industry. Mr. Wujek consulted for several International Pharmaceutical companies on the dynamics of marketing to the Managed Care marketplace. Mr. Wujek is responsible for directing and assisting with the day to day operations of both the sales and clinical departments, IS functions, and marketing the Medcare Program to all areas of Managed Care.

MICHAEL M. BLUE, M.D. Director. Dr. Blue is a Board-certified urologist who has practiced general urology for twenty years. He is a member of the American Medical Association, Oklahoma State Medical Association, South Central Urological Association and the American Urological Association. Dr. Blue has been a sole practitioner in private practice for the past twenty years. Dr. Blue joined the Board of Directors of the Company on August 15, 1996 and is responsible for supervising and continuing the development of all medical aspects of the MedCare Program, as well as interacting and answering questions from other doctors utilizing the MedCare Program.

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of June 2, 1999, the beneficial ownership of the Company's Common Stock by each officer and director of the Company, each person known by the Company to beneficially own more than 5% of the Company's Common Stock outstanding as of such date and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly:

---------------------------------------------------------------------------------------------
                  Name and address of                  Amount and Nature Of        Percent of
Title of Class    beneficial owner                     Beneficial Ownership(1)     Class(1)
---------------------------------------------------------------------------------------------
Common stock      Harmel S. Rayat                             2,000,000               25.5%
                  216-1628 West First Avenue
                  Vancouver, B.C. V6J 1G1 Canada

Common stock      Michael Blue                                  119,000                1.4%
                  500 East Robinson, Suite 800
                  Norman, Oklahoma 73071

Common stock      Mr. Greg Wujek                                 67,500                0.8%
                  1515 West 22nd Street
                  Oak Brook, Illinois 60523

Common stock      Mr. Alan Jagiello                                 -0-                 N/A
                  1515 West 22nd Street
                  Oak Brook, Illinois 60523

Common stock      Jeff Aronin                                   401,000                4.9%
                  1515 West 22nd Street
                  Oak Brook, Illinois 60523

Common stock      Lyons Capital Corporation                     600,000                7.4%
                  24 Reid Street
                  Hamilton, HM11 Bermuda
                  Brenda C. Pratt
                  President and sole shareholder

Common stock      Matrix Capital Corp.                          600,000                7.4%
                  Eric Smith,
                  President and sole shareholder
                  P.O. Box 69, Front Street
                  Grand Turk, Turks & Caicos Islands

Common stock      Directors and Officers as a group           2,587,500               30.7%
                  (5 persons)

(1)  Assuming  conversion  of all vested options.


                            DESCRIPTION OF SECURITIES

Common Stock

     Holders of the Common Stock are entitled to one vote for each share held by them of record on the books of the Company in all matters to be voted on by the stockholders. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available, and in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. Declaration of dividends on Common Stock is subject to the discretion of the Board of Directors and will depend upon a number of factors, including the future earnings, capital requirements and financial condition of the Company. The Company has not declared dividends on its Common Stock in the past and the management currently anticipates that retained earnings, if any, in the future will be applied to the expansion and development of the Company rather than the payment of dividends.

     The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is, and the Common Stock offered hereby will be when issued, validly issued, fully paid and nonassessable.


Series A Preferred Stock

     The Company is authorized to issue up to one million (1,000,000) shares of preferred stock, par value $0.25 per share. Pursuant to a Certificate of Designation filed with the State of Delaware on July 7, 1997, one thousand of those shares have been designated as Series A Preferred Stock, par value $0.25 per share and with a purchase price of $10,000 per share plus an 8% per annum interest rate. This stock ranks senior to all Common Stock of the Company, senior to any series or class of stock so designated in the future, junior to any series or class of stock designated as such in the future, and in parity with any series or class of stock so designated in the future. There are no dividends or dividend rights provided for the Series A Preferred Stock. The holders of the Series A Preferred Stock also have no voting rights, but must receive notice of all shareholders' meetings.

     The liquidation ranking of the Series A Preferred Stock is after any senior securities, prior to any junior securities and on a par with any parity securities. Upon liquidation, holders of Series A Preferred Stock shall receive an amount per share equal to the original Issue Price per outstanding share plus an amount equal to eight percent of the original Series A Issue Price per annum for the period that has passed since that date in connection with the consummation of the purchase by the holder of shares of Series A Preferred Stock from the Company. If the Company does not possess sufficient funds, assets and other holdings to provide for the complete liquidation price, holders of Series A Preferred Stock shall receive funds based upon the ranking of the stock.

     Holders of Series A Preferred Stock may convert their shares into shares of Common Stock via the following formula:

                         (.08)(N/365)(10,000) + 10,000
                         -----------------------------
                               Conversion Price

where N is equal to the number of days between the date full payment was received by the Escrow Agent or the Company for the shares in question and the Date of Conversion and where "Conversion Price" is equal to the lesser of 115% of the average Closing Bid Price for the five trading days ending on June 6, 1997, which is $7.346 or X% of the average Closing Bid Price of the Company's Common Stock for the five trading days immediately preceding the Date of Conversion, as defined below:

# of months between Last Closing
and Date of Conversion               "X"
--------------------------------    -----
4-6 months                          90%
6 months, 1 day-9 months            87.5%
9 months, 1 day-12 months           85%
more than 12 months                 80%


     "Last Closing Date" means the date of the last closing of a purchase and sale of the Series A Preferred Stock that occurs pursuant to the offering of the Series A Preferred Stock by the Company.


     To convert shares, the shareholder must send via facsimile a copy of the Notice of Conversion to both the Company and the Transfer Agent by 11:59 p.m. New York City time on the date of conversion. No fractional shares will be issued.


     Three years after the Last Closing Date, or the first business day thereafter, all Series A Preferred Stock will be automatically converted into Common Stock, or will be redeemed for cash in an amount equal to the Stated Value, at the

Company's discretion, where the Stated Value is equal to the Original Series A Issue Price plus the accreted but unpaid Premium. The Redemption price is calculated as follows:

Date of Notice of Redemption at Company's Election             % of Stated Value
--------------------------------------------------             -----------------
12 months and 1 day to 18 months following Last Closing Date          130%
18 months and 1 day to 24 months following Last Closing Date          125%
24 months and 1 day to 30 months following Last Closing Date          120%
30 months and 1 day to 36 months following Last Closing Date          115%


     Under the conversion formula a varying number of shares of Common Stock could be issued, depending upon the price of the Common Stock at the time of the conversion of the Series A Preferred Stock. The formula [(.08)(N/365)(10,000)+10,000] / Conversion Price, where N is the number of days from the Closing Date, July 8, 1997] provides that the number of shares of Common Stock issuable for one share of Series A Preferred Stock is variable and is dependent upon the Conversion Price (as defined). The formula for the Conversion Price provides it will be the lesser of $7.346, which is 115 percent of the average closing bid price for the Common Stock for the five trading days ending June 6, 1997, or 80 to 90% of the average bid price for the Common Stock for the five trading days preceding the conversion. The following table indicates various numbers of shares of Common Stock that would be issued assuming 80 to 90% of the average bid price for the five days preceding the conversion.


Ave Bid     X%     No of Shares     Total Common
 Price              of Common       Assume all exercised
1           80        13,500              675,000
1           90        12,000              600,000
3           80         4,500              225,000
3           90         4,000              200,000
3.75        80         3,600              180,000
3.75        90         3,200              160,000
5           80         2,700              135,000
5           90         2,400              120,000
6           80         2,317              115,850
6           90         2,060              103,000
7           80         1,929               96,450
7           90         1,714               85,700

     The first column is a listing of the possible share price of the Common Stock. In the second column, X% is to indicate the percentage, highest and lowest, that could be applied to the conversion price as indicated in the equation. The number of shares of Common Stock is the result of the application of the formula [((.08) (N/365) (10,000) + 10,000)/Conversion Price is detailed in the third column. The fourth column assumes all warrants and options are exercised and 50 preferred shares are converted, resulting in a calculation based upon the following formula: [third column x 50].


     As of June 2, 1999, 190 shares of Series A Preferred Stock had been issued and, of that number, 140 shares had been converted into Common Stock. The 140 shares were converted into Common Stock using the above formula at the time of their conversion and resulted in the issuance of 272,646 shares of Common Stock. The remaining 50 shares of Series A Preferred Stock outstanding are owned by Concordia Partners. See "SELLING SECURITY HOLDERS."

     The Common Stock of the Company has a price range as indicated under "PRICE RANGE OF COMMON STOCK." The risk is that, if the share price is below $7.346, additional shares of Common stock may be required to be issued under the terms of the conversion of the Series A Preferred Stock, as indicated in the table. In theory, there is no limit to the number of shares that would have to be issued should the price fall substantially below historical levels. The lowest price of the Common Stock during the most recent quarter (Q1 1999) was $5.25. Should the price decline, management has the ability to redeem these shares, and it is anticipated that management would exercise that right should the share price fall so precipitously. See "SELLING SECURITY HOLDERS."


Conversion Warrants and Placement Warrants

     Each purchaser of Series A Preferred Stock pursuant to the June Placement also received certain Conversion Warrants for the purchase of shares of Common Stock. The Conversion Warrants issued include: (i) a warrant or warrants (the "Nine Month Warrants") to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33 1/3%) multiplied by the aggregate purchase price of the subscriber's Series A Preferred Stock outstanding on the date which is nine (9) months following the closing divided by the Fixed Conversion Price, as defined in the Certificate of Designation;
(ii) a warrant or warrants (the "Twelve Month Warrants") to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33 1/3%) multiplied by the aggregate purchase price of the subscriber's Series A Preferred Stock outstanding on the date which is twelve (12) months following the closing divided by the Fixed Conversion Price, as defined in the Certificate of Designation; and (iii) a warrant or warrants (the "Fifteen Month Warrants") to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33 1/3%) multiplied by the aggregate purchase price of the subscriber's Series A Preferred Stock outstanding on the date which is fifteen (15) months following the closing divided by the Fixed Conversion Price, as defined in the Certificate of Designation. The terms of the Nine Month Warrants, including the terms on which the Nine Month Warrants may be exercised for Common Stock, are set forth in the form of the Nine Month Warrants filed as an exhibit to the registration statement of which this Prospectus forms a part. The terms of the Twelve Month Warrants, including the terms on which the Twelve Month Warrants may be exercised for Common Stock, are set forth in the form of the Twelve Month Warrants filed as an exhibit to the registration statement of which this Prospectus forms a part. The terms of the Fifteen Month Warrants, including the terms on which the Fifteen Month Warrants may be exercised for Common Stock, are set forth in the form of the Fifteen Month Warrants filed as an exhibit to the registration statement of which this Prospectus forms a part.


     In addition, the Placement Agent and certain of its affiliates received the Placement Warrants as part of the June Placement.

The Company has issued the following warrants in connection with the June
Placement:

                                                       Number of    Price per     Expiration
Warrantee                         Type of Stock         Shares        Share         Date(1)
---------                        ----------------      ---------    ---------    -------------
Swartz Investments, L.L.P.(2)    Common Stock            33,692        $7.346    June 20, 2002
Lakeshore International          Common-9 months         11,344        $7.346    June 20, 2002
The Matthew Fund N.V.            Common-9 months          6,806        $7.346    June 20, 2002
Concordia Partners L.P.          Common-9 months         11,344        $7.346    June 20, 2002
Queensway Financial Holdings     Common-9 months         45,376        $7.346    June 20, 2002
Lakeshore International          Common-12 months        11,344        $7.346    June 20, 2002
The Matthew Fund N.V.            Common-12 months         6,806        $7.346    June 20, 2002
Concordia Partners L.P.          Common-12 months        11,344        $7.346    June 20, 2002
Queensway Financial Holdings     Common-12 months        45,376        $7.346    June 20, 2002
Lakeshore International          Common-15 months        11,344        $7.346    June 20, 2002
The Matthew Fund N.V.            Common-15 months         6,806        $7.346    June 20, 2002
Concordia Partners L.P.          Common-15 months        11,344        $7.346    June 20, 2002
Queensway Financial Holdings     Common-15 months        45,376        $7.346    June 20, 2002
                                           Total:       258,302 Common Stock Warrants(3)

(1)  Last date on which the options may be exercised


(2) In addition to the 33,692 Placement Warrants issued to Swartz Investments and certain of its affiliates in connection with the June Placement, 2,552 additional warrants, at an exercise price of $7.346, were issued to Swartz Investments and its affiliates in connection with the issuance of 25 shares of New Series A Preferred Stock to Concordia Partners in November 1998. None of the 2,552 additional warrants has been exercised, and all such warrants have an expiration date of December 11, 2003.

(3) Of the original 258,302 Conversion Warrants and Placement Warrants that were issued, 36,755 shares were forfeited due to the early conversion of Series A Preferred Stock. In addition, Swartz Investments and its affiliates have exercised all but 6,500 of their Placement Warrants utilizing the cashless exercise option, resulting in 8,990 shares of Common Stock being issued. The remaining Conversion Warrants are still outstanding. See "SELLING SECURITY HOLDERS."

     The Company has also issued warrants for 300,000 shares of Common Stock pursuant to the July Placement. These warrants are exercisable at $6.00 per share until July 7, 2002, and as of June 2, 1999, 200,000 of these warrants had been exercised, with the remaining 100,000 warrants still outstanding. See "SELLING SECURITY HOLDERS."

     When exercised, all warrants will be converted into Common Stock and holders thereof will have all of the rights and prerogatives of all holders of Common Stock of the Company (see "Common Stock" above).

     The Placement Warrants may be converted into Common Stock at an Exercise Price of $7.346 per share and by either or both of two payment methods: cash exercise and cashless exercise. Cash exercise is the payment of the Exercise Price via cash, certified or cashier's check or wire transfer. Cashless exercise involves the surrender of the warrant to the Company's principal office with a notice of cashless election. In this event the Company issues the holder a number of shares of Common Stock computed using the following formula, as defined in the Placement Warrant:

                                "X = Y (A-B)/A

where:  X = the number of shares of Common Stock to be issued to holder.

        Y = the number of shares of Common Stock for which the warrant is being exercised.

        A = the Market Price of one (1) share of Common Stock ("Market Price" is defined as the average closing price of the Common Stock for the five (5) trading days prior to the Date of Exercise of the Warrant (the "Average Closing Price"), as reported by the National Association of Securities Dealers Automated Quotation System, or if the Common Stock is not traded on the Nasdaq SmallCap Market, the Average Closing Price in the over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Average Closing Price on such exchange. If the Common Stock is/was not traded during the five) trading days prior to the Date of Exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five (5) trading day period.)

        B = the Exercise Price."

For example, if a Placement Warrant holder wants to exercise 100 of his Placement Warrants (Y) and the current market price (A) is $8.50 per share. this results in an equation of X = 100(8.5-7.346)/8.5 which equals 13.576. (The exercise price (B) will always be $7.346). Rounding up, the Placement Warrant holder would receive 14 shares of Common Stock upon exercise of his 100 Placement Warrants.

     Shares issued via a cashless exercise are deemed to be issued on the date the warrant was issued and are subject to Rule 144.


Reserved Common Stock

     The Reserved Common Stock shall be issued in exchange for shares of Series A Preferred Stock upon Notice of Conversion by the Shareholder or at the Company's discretion on a date three years after the Last Closing Date. The Reserved Common Stock shall have all of the rights and privileges of the Common Stock of the Company (see "Common Stock" above).


Series B Preferred Stock

     On May 18, 1999 the Company entered into agreements with certain investors regarding the issuance (the "Issuance") of shares of Common Stock upon the conversion of the Series B Preferred Stock (the "Series B Preferred") and the exercise of the related warrants to acquire shares of Common Stock (the "Series B Warrants"). The Series B Preferred, related Series B Warrants, and the common stock underlying the Series B Preferred are not included in this registration statement. The Series B Preferred Stock and related warrants have been or are to be issued pursuant to the terms and conditions of the Securities Purchase Agreement, dated as of May 18, 1999 (the "Securities Purchase Agreement"), among the Company and certain investors (the "Investors"). Pursuant to the terms of the Securities Purchase Agreement, on May 18, 1999, 400 shares of Series B Preferred (the "Initial Preferred Shares") and 240,000 related Series B Warrants (the "Initial Warrants") were issued by the Company, and up to an additional 400 shares of Series B Preferred (the "Additional Preferred Shares") and up to 240,000 additional Series B Warrants (the "Additional Warrants") may be issued by the Company in the future, all on the terms and conditions described below. The aggregate purchase price of each share of the Series B Preferred and the related Warrants is $10,000. The initial gross proceeds of the Issuance will be $4,000,000 before deducting expenses relating to the Issuance. The Company intends to use the net proceeds of the Issuance for the expansion of its MedCare Program to additional sites, working capital and potential acquisitions (although the Company has not identified any specific acquisitions at this time).


THE SECURITIES PURCHASE AGREEMENT

Issuance of Series B Preferred and Warrants

     On May 18, 1999, the Company and the Investors executed the Securities Purchase Agreement, pursuant to which the Company has agreed to issue up to 800 shares of the Series B Preferred and up to 480,000 Series B Warrants as described below.

     Pursuant to the terms of the Securities Purchase Agreement, 400 Initial Preferred Shares and 240,000 Initial Warrants were issued to the Investors on May 18, 1999 (the "Initial Closing Date"). In addition, at any time during the period beginning on and including May 18, 2000 and ending on and including June 7, 2000, each Investor shall have the right to purchase a number of Additional Preferred Shares (along with related Series B Warrants) equal to up to the sum of (i) the number of Initial Preferred Shares held by such Investor on May 18, 2000 and (ii) the number of Initial Preferred Shares converted by such Investor before May 18, 2000 at the Fixed Conversion Price (as defined below) of such Initial Preferred Share as in effect on the date of conversion.


Covenants

     The Securities Purchase Agreement contains customary covenants by the Company, including, among others, covenants relating to the timely filing of required SEC reports and the provision of financial information to the Investors.

     Pursuant to the terms of the Securities Purchase Agreement, the Company has made certain covenants restricting the Company's right to issue additional equity securities. In particular, between May 18, 1999 and the earlier of (i) the date which is 180 days after May 18, 1999 and (ii) the first date on which the Company has satisfied certain conditions regarding the effectiveness of the Registration Statement (as defined below), stockholder approval of the Issuance and non-integration, the Company is to issue no equity securities or securities convertible or exchangeable into equity securities (a "Future Offering") unless it has the prior consent of at least two-thirds of the holders of the Series B Preferred then outstanding. In addition, until May 18, 2000, the Company is to make no Future Offering, other than a Variable Convertible Offering (as defined below), without the prior approval of at least two-thirds of the holders of the Series B Preferred, unless the Company first offers each Investor the option to purchase a stated percentage of the shares to be issued in the Future Offering. Further, at any time prior to the date which is 180 days after the date the Registration Statement is declared effective, the Company shall not, without prior written approval of at least two-thirds of the holders of the Series B Preferred, issue any convertible securities which have a conversion price based on the trading price of the Common Stock (a "Variable Convertible Offering"), unless it offers the Investors the option to purchase a stated percentage of the securities to be issued in such Variable Convertible Offering. These covenants do not apply to certain traditional financing methods, such as commercial financing with no equity component.

     In addition, the Company has agreed to seek the approval of its stockholders of the Issuance. In the event that the Company fails to hold a stockholders meeting seeking such approval by July 31, 1999, or in the event that the Company fails to receive the requisite majority approval of its stockholders for the Issuance, each share of Series B Preferred shall automatically be redeemed from the Investors (and each related Series B Warrant shall be extinguished) at a price per share (together with the related Series B Warrants) equal to $10,000, plus any and all accrued interest thereon. In the event that the requisite stockholders of the Company approve this Proposal 2, the gross proceeds of the issuance of the Series B Preferred and Series B Warrants (which are currently being held by the escrow agent) shall be immediately forwarded to the Company. Pursuant to an escrow agreement among the Company, the Investors and American National Bank and Trust Co. (the "Escrow Agreement"), until the earlier of the date such amount is disbursed to the Company and August 2, 1999, the Investors are not entitled to do any of the following: (a) exercise or transfer (including without limitation by sale, exchange or hypothecation) all or any portion of their respective rights, title and interest in and to the Warrants; (b) transfer (including without limitation by sale, exchange or hypothecation) all or any portion of their respective rights, title and interest in and to the Initial Preferred Shares; (c) exercise their respective rights to convert all or any portion of the Initial Preferred Shares into Common Stock; or (d) exercise their respective rights to have the Company redeem all or any portion of the Initial Preferred Shares.

     The Company has agreed to provide registration rights with respect to the Common Stock issuable upon conversion of the Series B Preferred and exercise of the Warrants as described below under "REGISTRATION RIGHTS."

THE SERIES B PREFERRED RIGHTS AND PREFERENCES

     The following is a summary of the Certificate of Designations and of the rights and preferences of the Series B Preferred.

Designation and Amount

     The Series B Preferred has a par value per share equal to $0.25 per share, and the number of shares issuable is 800.

Dividends

     The holders of the Series B Preferred shall be entitled to receive a 6.0% annual dividend, which shall be cumulative and which shall accrue daily from the date of issuance and be payable, at the option of the Company, either (i) in shares of Common Stock upon conversion of the Series B Preferred or (ii) in cash on the first day of each of the calendar quarter, beginning on the first such date immediately following the date of Initial Closing Date.

Voting Rights

     Holders of the Series B Preferred are not entitled as such to voting rights on any matter submitted to a vote of the stockholders of the Company, except as required by law.

Rank

     The Series B Preferred ranks senior to the Common Stock and pari passu with the Company's Series A Preferred Stock in respect to dividend preferences and payments upon liquidation and dissolution. The Company shall not issue any additional or other capital stock that is senior to or pari passu with the Series B Preferred without the prior written consent of the holders of at least two-thirds of the Series B Preferred.

Conversion by Holders

     Subject to the limitations discussed below, each share of Series B Preferred is convertible into shares of Common Stock at a variable conversion rate (the "Conversion Rate") equal to the Conversion Amount (as defined below) divided by the applicable Conversion Price (defined as follows). The "Conversion Price" is the lesser of (i) the fixed conversion price (the "Fixed Conversion Price"), of $7.80 (which is equal to 125% of the average of the closing bid prices for the Common Stock during the five consecutive trading days immediately preceding the issuance date of the applicable shares of the Series B Preferred), or (ii) the variable conversion price (the "Variable Conversion Price"), which is the lower of (a) the closing bid price on the day the holder delivers the required notice of its intention to convert to the Company or (b) the average of the ten lowest closing bid prices in the 40 trading days immediately preceding the date such notice is given. Both the Fixed Conversion Price and the Variable Conversion Price are subject to adjustment, as described further under "Adjustment of Conversion Price." The "Conversion Amount" is defined as $10,000, plus any stock dividends that have accrued but have not been paid, plus any default interest (equal to 15% per annum) for dividends which the Company has elected to pay in cash but has failed to pay on a timely basis.

     The Investors' right to convert the Series B Preferred is limited as follows. From the date of issuance of the Series B Preferred through and including the date which is 120 days after the date of issuance, no shares of Series B Preferred may be converted. From the date which is 121 days after the date of issuance through and including the date which is 150 days after the date of issuance, the Investors may convert up to one-third of their shares. From the date which is 151 days after the date of issuance through the date which is 180 days after the date of issuance, the Investors may convert up to two-thirds of their shares. From and after the date which is 181 days following the date of issuance, there are no such restrictions on conversion. The foregoing restrictions do not apply if certain events occur, including the delisting or suspension from trading of the Common Stock, the occurrence of a Major Transaction or a Triggering Event (each as defined below), the conversion of the Series B Preferred at the Fixed Conversion Price, the delivery by the Company of a notice of its election to convert the shares (as described below under "Conversion at the Company's Election"), or in the event that the average closing bid price of the Common Stock for the 20 days immediately preceding the conversion date is less than $3.00.

     In addition, no Investor will be permitted to convert any shares of the Series B Preferred in excess of the number of such shares which, upon giving effect to such conversion, would cause the beneficial ownership of the Investor to exceed 4.99% of the Common Stock then issued and outstanding.

     Conversion of shares of Series B Preferred is also restricted during the escrow period by the terms of the Escrow Agreement as described above under "Covenants".

Adjustment of Conversion Price

     The Variable Conversion Price and the Fixed Conversion Price of the Series B Preferred both will be adjusted in the event that the Company fails to obtain and/or maintain the effectiveness of a registration statement covering the resale of all applicable securities pursuant to the Registration Rights Agreement (the "Registration Statement"), and in the event that sales of such securities cannot be made pursuant to the Registration Statement. The applicable Conversion Price shall be reduced by 1.25% in the event that the Registration Statement is not declared effective by the Effectiveness Deadline (as defined below), and shall be further reduced by .05% for each additional day that the Registration Statement continues to be ineffective or that sales are unable to be made pursuant to the Registration Statement.

     In addition, the Conversion Price of the Series B Preferred is subject to customary anti-dilution provisions which take effect upon such events as the issuance by the Company of Common Stock, options or other convertible securities, the subdivision or combination of outstanding shares of Common Stock of the Company, the recapitalization, merger or other reorganization of the Company, or any other similar events. However, no such adjustment will be made unless the adjustment would result in a cumulative increase or decrease of at least 1% in the Conversion Price.

Maturity; Mandatory Conversion

     The shares of Series B Preferred mature five years after they are issued, and any shares of the Series B Preferred left outstanding on the applicable maturity date automatically convert into shares of Common Stock.

Redemption at the Option of Investors

     Each outstanding share of the Series B Preferred is redeemable, at the option of the Investors, in the event of any of the following transactions (each a "Major Transaction"): (i) the consolidation, merger or other business combination of the Company, (ii) the sale or transfer of all or substantially all of the Company's assets or (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, provided that such Major Transaction shall have occurred or have been the subject of a public announcement during the period beginning on the date of issuance and ending on the later of (a) the first anniversary of the date of issuance and (b) the date which is 270 days after the effective date of the Registration Statement relating to the applicable shares. In the event of a Major Transaction, the redemption price per share shall be the greater of (i) 115% of the Liquidation Amount (as defined below) and (ii) the product of (a) the applicable Conversion Rate and (b) the closing bid price on the date of the public announcement of the event.

     In addition, in the event of the occurrence of certain events (the "Triggering Events"), including the failure of the Registration Statement to be declared effective within 180 days of the date of issuance, the delisting of the Common Stock for a period of five consecutive days and the Company's breach of any representations, warranties or covenants in the Documents, the Investors have the right to require the Company to redeem all or a portion of such Investor's Series B Preferred. The redemption price per share is the same as the redemption price per share in the event of a Major Transaction.

Conversion at the Company's Election

     The Company has the right to require conversion, at the applicable Conversion Rate, of any or all of the outstanding shares of the Series B Preferred in the event that the closing bid price of the Common Stock on each trading day during any 30 consecutive-day period is at least 200% of the applicable Fixed Conversion Price in effect on the first day of such 30-day period. Among the conditions to the Company's ability to so convert the shares are the following: (i) a Registration Statement covering the resale of at least 125% of the number of shares issued and issuable upon conversion of the Series B Preferred and exercise of the related Warrants has been effective for at least 90 days; (ii) the Common Stock has been listed on a national market or exchange for at least the 30 days prior to such conversion; and (iii) the Company has, from the date of issuance through the date it delivers the notice of its election to convert, timely delivered the shares of Common Stock upon conversion of the Series B Preferred by the holders thereof.

Redemption in Lieu of Conversion

     The Company may elect to redeem shares of Series B Preferred submitted for conversion, provided that the Company has provided an appropriate notice to the holders of the shares and provided that the Conversion Price for such shares is less than a price equal to the market price on the Initial Issuance Date. The redemption price per share in this case shall be equal to the product of the applicable Conversion Rate and the closing bid price on the conversion date.

     The Company may only elect to redeem in lieu of conversion if it has provided proper notice to the holders of the Series B Preferred, specifying the maximum number of shares to be so redeemed and confirming the time period during which the Company may redeem the shares. If the Company fails to redeem the shares in accordance with this provision, the Company is not permitted to submit another notice of its election to redeem in lieu of conversion without the prior written consent of the holders of at least two-thirds of the shares of Series B Preferred then outstanding.

Redemption at the Company's Election

     Provided certain conditions are satisfied, the Company has the right, from the third anniversary of the effective date of the Registration Statement through maturity of the Series B Preferred, to require that all outstanding shares of the Series B Preferred be redeemed at a redemption price of 115% of the Liquidation Amount.

     The conditions to the Company's right to redeem the shares include, among others: (i) a Registration Statement covering the resale of at least 125% of the number of shares issued or issuable upon redemption of the Series B Preferred and exercise of the related Warrants has been effective for at least 30 days;
(ii) the Common Stock has been listed on a national market or exchange for at least the 30 days prior to such conversion; and (iii) the Company has, from the date of issuance through the date it delivers the notice of its intention to redeem, timely delivered the shares of Common Stock upon conversion of the Series B Preferred by the holders thereof.

Reservation of Shares

     To ensure that the Series B Preferred and the Warrants can at all times be properly converted, while shares of the Series B Preferred are outstanding, the Company is to reserve a number of shares of Common Stock equal to the sum of (i) at least 200% of the number of shares of Common Stock for which the Series B Preferred are convertible and (ii) at least 100% of the number of shares of Common Stock for which the Warrants may be exercised. See "THE OFFERING - SHARES OF COMMON STOCK OUTSTANDING".

Liquidation, Dissolution or Winding Up

     In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of outstanding shares of Series B Preferred are entitled to receive out of the assets of the Company available for distribution to its stockholders, an amount per share (the "Liquidation Amount") equal to $10,000 plus any stock dividends that have accrued but have not been paid out, plus any default interest (equal to 15% per annum) for dividends which the Company has elected to pay in cash but has failed to pay on a timely basis.

THE SERIES B WARRANTS

General

     Pursuant to the Securities Purchase Agreement, along with the Initial Preferred Shares, the Company issued the Initial Warrants to the Investors. The terms of the Additional Warrants, if any are issued, will be identical to the Initial Warrants. The Warrants expire five years after issuance.

Vesting Schedule

     The terms of the Warrants entitle the holders to 200 shares of Common Stock for (i) each issued share of the Series B Preferred held on the applicable vesting date and (ii) each share of the Series B Preferred converted prior to the applicable vesting date at the Fixed Conversion Price. The vesting dates of the Warrants are (a) the date which is 120 days after the date of issuance of the applicable Series B Preferred, (b) the date which is 300 days after the date of issuance of the applicable Series B Preferred and (c) the date which is 480 days after the date of issuance of the applicable Series B Preferred.

Exercise Price

     The exercise price of each Warrant is 125% of the average of the closing bid prices of the Common Stock for the five consecutive trading days immediately preceding the applicable vesting date.

     The exercise price of the Warrants is subject to customary anti-dilution adjustments upon such events as the issuance of Common Stock by the Company for a per-share price less than the exercise price in effect immediately prior to such issuance, the subdivision or combination of the Common Stock, the distribution by the Company of its assets to holders of Common Stock, and other similar events.

Cashless Exercise Option

     If the Common Stock to be issued in exchange for the Warrants is not registered for resale in accordance with the Registration Rights Agreement, or if a Triggering Event has occurred, the Warrant holders are entitled to a "cashless exercise" option. This option entitles the Warrant holders to elect to receive fewer shares of Common Stock (the number of shares to be determined by a formula based on the total number of shares to which the Warrant holder is entitled, the last reported sale price of the Common Stock and the applicable exercise price of the Warrants) without paying the cash exercise price.

Covenants

     The Company made certain customary covenants with respect to the Warrants, including, among others: (i) the Warrants, and any Common Stock to be issued upon exercise of the Warrants, are and will be duly authorized and validly issued; (ii) the Company shall reserve at least 100% of the number of shares of Common Stock issuable upon exercise of the Warrants; (iii) the Common Stock issuable upon exercise of the Warrants shall be listed on each national securities exchange or automated quotation system upon which the Company's Common Stock is then issued; and (iv) the Company will act in good faith in carrying out the provisions of the Warrants.

REGISTRATION RIGHTS

     The Registration Rights Agreement provides for mandatory registration covering the resale of all shares issued or issuable upon conversion of the Series B Preferred and the maximum number of share issuable upon exercise of the Warrants (as issued or issuable, the "Registrable Securities") and grants certain piggyback registration rights with respect to the Registrable Securities. The Registration Rights Agreement contains customary covenants and agreements of the respective parties concerning the registration of the Common Stock, the provision of certain information and the incurrence of certain costs and expenses in connection with the obligations of the parties thereunder, as well as the agreement of the parties to provide customary indemnification from material misstatements or omissions in connection with any registration of the Common Stock as required. In addition, the Company is subject to certain penalties in the event that it fails to obtain (by the Effectiveness Deadline) or maintain the effectiveness of the Registration Statement, described above under "THE SERIES B PREFERRED--Adjustment of the Conversion Price" and "--Redemption at the Option of Investors." The "Effectiveness Deadline" is 90 days (or if the SEC reviews the applicable Registration Statement, 120 days) after the issuance of the applicable Series B Preferred and related
Warrants.

Transfer Agent

     The transfer agent and registrar for the Company's Common Stock is Holladay Stock Transfer, Inc., 2939 North 67/th/ Place, Scottsdale, Arizona, 85251. Its telephone number is (602) 481-3941.

Shares Eligible for Future Sale

     As of June 2, 1999, the Company had 7,831,160 shares of Common Stock, 50 shares of Series A Preferred Stock outstanding and 400 shares of Series B Preferred Stock. Of the 7,831,160 shares of Common Stock outstanding, 2,005,000 shares of Common Stock are beneficially held by "affiliates" of the Company. In total, if all the securities, options, warrants and employee stock options, including those not subject to the registration statement were to be exercised, it would result in 13,108,868 shares outstanding. All shares of Common Stock offered hereby will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by "affiliates" of the Company as defined for purposes of the Securities Act.

     In general, under Rule 144 as currently in effect, a person who has beneficially owned "restricted" securities for at least one year, including persons who may be deemed to be "affiliates" of the Company, may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that does not exceed the greater of (i) one percent of the Common Stock then outstanding or, (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. A person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least two years would be entitled to sell such shares under Rule 144 without regard to the volume and other limitations described above.

     The Common Stock currently is listed on the Nasdaq Small Cap Market under the symbol "MCAR." No prediction can be made of the effect, if any, of future public sales of "restricted" shares or the availability of "restricted" shares for sale in the public market at the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Company's "restricted" shares in any public market that may develop could adversely affect prevailing market prices.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable.

                        STATEMENT AS TO INDEMNIFICATION

     The Company has indemnified all officers, directors and controlling persons of the Company against all liabilities from the sale of securities which might arise under the Securities Act of 1933 other than as stated under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to such persons pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

                           THE COMPANY AND BACKGROUND

     MedCare Technologies, Corporation is the operating subsidiary that is wholly owned by Medcare Technologies, Inc. Medcare Technologies, Inc. (together with its subsidiaries, "MedCare" or the "Company") believes it is the leading source of conservative incontinence treatment support services in the country. The Company believes it has achieved this leadership position based on its relationships with over 300 physicians currently utilizing the MedCare Program (as defined below). The Company was originally incorporated in the state of Utah in 1986. In 1996, a migratory merger was completed changing the Company's domicile to Delaware. In 1995, the Company acquired the MedCare Program and began offering the program to doctors in 1996. The Company did not generate any revenues until 1997 and launched the program nationally in 1998.

                            DESCRIPTION OF BUSINESS

     During 1998, the Company engaged in only one type of business, the offering of the MedCare Program, as described below. On January 21, 1999, the Company formed a new, wholly owned subsidiary of the Company, Medcareonline.com, Inc. In January 1999, the Company, through Medcareonline.com, Inc., announced its intention to offer a comprehensive healthcare portal offering adult gender specific health information.

The Medcare Program

     The "MedCare Program" is a discrete package of equipment, software and services developed by MedCare to assist physicians in providing non-pharmaceutical, non-invasive treatment to patients suffering from urinary incontinence ("UI") and other pelvic disorders, including pelvic pain, chronic constipation, fecal incontinence and disordered defecation. The MedCare Program is used by physicians to support a treatment plan based primarily on behavioral modification techniques such as electromyography ("EMG") biofeedback, pelvic floor muscle exercise, and bladder and bowel retraining. Utilizing the MedCare Program, physicians help patients activate and strengthen the various sensory response mechanisms that maintain bladder and bowel control. Therapy is provided through computerized instrumental EMG biofeedback and is based on operant conditioning strategies whereby specific physiological responses are progressively shaped, strengthened and coordinated.

     UI is the involuntary loss of bladder control and represents a significant cause of disability and dependence. Incontinence is one of the most prevalent, yet severely unrecognized problems in health care today (1). And as society ages, the physical, emotional and financial costs to those suffering and their caregivers, as well as the health care system, is expected to increase dramatically.

     Despite the prevalence of incontinence, the Company believes it is widely under diagnosed and under reported primarily because of the social stigma attached to UI. Many individuals are either too ashamed or too embarrassed to report the problem to their doctor or to a health care professional (2), (3). Instead, the Company believes a large number of people prematurely turn to the use of absorbent materials and supportive aids without having their condition properly diagnosed and treated.

     In March 1996, the U.S. Department of Health and Human Services published a Clinical Practice Guideline which estimated that UI affects approximately 13 million Americans (of which 85% are women) at an annual cost of $16 billion.

     Incontinence is a symptom rather than a disease. UI can be caused from a variety of pathologic, anatomic and physiological factors including: damage to pelvic muscles from pregnancy, spina bifida, spinal injury, bladder infections, drug side effects, multiple sclerosis, Parkinson's disease, stroke, diabetes, age-related changes in lower urinary tract, obesity and surgery (hysterectomy, cesarean section or prostatectomy) that may damage the bladder or urinary tract.

Effectiveness of EMG Biofeedback
--------------------------------

     Over the years, the value and effectiveness of neuromuscular reeducation therapy and behavioral techniques in conjunction with developments in technology has resulted in increased awareness of the benefits of such a program.

     In the December 16, 1998 issue of the Journal of the American Medical Association, a study entitled "Behavioral vs. Drug Treatment for Urge Urinary Incontinence in Older Women" was published. This study concluded that behavioral therapy was more effective than drugs in treating UI. A group of scientists studied 197 women between the ages of 55 to 92 over an eight week period. Patients undergoing behavioral therapy reported an 81% reduction in incontinence episodes, compared to a 69% decrease for those taking drug therapy (oxybutynin), and a 39% decline for those on a placebo. Further, 76% of patients assigned to both drug and placebo therapy wanted to change to another treatment, versus only 14% of the patients receiving behavioral therapy.




1 Urinary Incontinence Guideline Panel. "Urinary Incontinence in Adults:
Clinical Practice Guidelines. AHCPR Pub-9-9-0038. Rockville, MD: Agency for Health Care Policy & Research; PHS, HHS: March 1992.
2 Legace, EA, et al. "Prevalence and severity of urinary incontinence in ambulatory adults: an UPRNet study"> J Fram Pract 35,610-4: 1993 June.
3 Wallace, K . "Female pelvic floor functions, dysfunctions, and behavioral approaches to treatment." Clinics in Urinary Incontinence.

Utilization of the MedCare Program
----------------------------------

     The MedCare Program is used by physicians in private office, clinic or hospital settings. The Company believes it can continue to grow by contracting with more physician practices in the future.

     As of March 18, 1999, the Company had 78 contracted MedCare Program sites. These sites are located in the following cities: Norman, OK (Dr. Michael M.
Blue), Anderson, SC (Dr. Bill Hinnat), Athens, GA (Dr. Mark Ellsion), Augusta, GA (2) (Dr. Goldsmith and Dr. Harry Oldman), Birmingham, AL (Dr. William Johnson), Roswell, GA (Dr. Omar Eubanks), Warner Robins, GA (Dr. F. Marshall Parker), Savannah, GA (Dr. David Ostman), Glen Cove, NY (Dr. Eric Hochberg), Greensburg, PA (Dr. James Mayo), Jersey City, NJ (Dr. Anthony Mangia), Mine Hill, NJ (Dr. Marc Colton), Natick, MA (Dr. Emmanuel Friedman), New York, NY (Dr. Robert Gluck), Stamford, CT (Dr. Jonathan Waxberg), Yonkers, NY (Dr. Stanley Boczko), Alexandria, VA (Dr. Roger Weiderhorn), Baltimore, MD (2) (Dr. Marcella Ronneburg), Fayetteville, NC (Dr. Garrett Franzoni), Owings Mills, MD
(2), Dr. Sanford Siegel), Shelby, NC (Dr. Shem Blackley), Newport News, VA (Dr. Peter Han), Jacksonville, NC (Dr. Robert Kell), Wilmington, NC (Dr. John Cashman), Fremont, CA (Dr. Scott Kramer), Kirkland, WA (Dr. John Paul Isabell), Los Gatos, CA (2) (Dr. Anthony Damore and Dr. Robert Panvini), Reno, Nevada (Dr. Angelo Kanellos), San Mateo, CA (Dr. Hessell), Concord, CA (Dr. Nigro), Walnut Creek, CA (Dr. Nigro), San Francisco, CA (Dr. David A. Ronk), Beverly Hills, CA (Dr. Sherman Bruckner), Fullerton, CA (Dr. Nicholas Thanos), Los Angeles, CA (Dr. William Barba), Mission Viejo, CA (Dr. Marc Winter), Laguna Hills, CA (Dr. Marc Winter), Orange, CA (Dr. Arthur Goldstein), Newport Beach, CA (Dr. Arthur Goldstein), Rancho Mirage, CA (Dr. Sheldon Barroff), Oceanside, CA (Dr. Bradley Frasier), Downey, CA (Dr. Msihal), Tarzana, CA (Dr. Richard Leff), Palm Beach, CA (Dr. E. Jacome), San Rapeal, CA (Dr. John Hessell), Dallas, TX (Dr. Brian Feagins), Fort Worth, TX (Dr. A.E. Thurman), Kingwood, TX (Dr. Robert Rosen), Scottsdale, AZ (Dr. Mary Ellen Shannon), San Anthonio, TX (2) (Dr. Tristan Castaneda and Dr. Robert Schorlemer), Oklahoma City, OK (Dr. Sam Little), Elyria, OH (Dr. J. Patrick Spirank), Findlay, OH (Dr. Prem Agrawal), Fridley, MN (Dr. J. Randolph Beahrs), Huntington, WV (Dr. Larry Caserta), Indianapolis, IN (Dr. Sally Bradley), Maplewood, MN (Dr. Ingrid Wilbrand-Cowley), Terre Haute, IN (Dr. Douglas Claybrook), Toledo, OH (Drs. Haselhuhn and Seal), Dayton, OH (Dr. Daniel Miller), St. Paul, MN (Dr. Siegel), Batavia, IL (Dr. John Zito, Jr.), Bloomington, IL (Dr. Vicken Chalian), Buffalo Grove, IL (Dr. Randall Kahan), Chicago, IL (Dr. Maura Brennan), Elgin, IL (Dr. James I. Pinto), Galesburg, IL (Dr. Jeffrey Koszczuk), Joliet, IL (Dr. Gregory Lewis), Lake Forest, IL (Dr. David Schewitz), Kirkwood, MO (Dr. N. Saha), Wentzville, MO (Dr. Stan Hanks), Cordova, TN (Dr. Yari Walzer), Castro Valley, CA (Dr. N.V. Bulusa)

Marketing of the MedCare Program
--------------------------------

     MedCare's marketing and sales strategy is designed to promote general awareness of incontinence and that an effective treatment program is readily available. The majority of the Company's advertising consists of a combination of brochures, print ads, direct mail, radio, TV, doctor referrals, seminars and general public relations within a defined area.

The Program Management Agreement
--------------------------------

     Each physician or practice (a "Practice") that contracts with MedCare to utilize the MedCare Program signs a Program Management Agreement which defines the terms and conditions of the relationship. The Practice has exclusive authority and responsibility for professional supervision and judgments required in the diagnosis of patients and in the selection and performance of procedures for the benefit of the Practice's patients. MedCare provides various support and administrative services and assistance in operating the Program, but is not a provider or supplier of medical or professional services. MedCare leases the equipment and supports personnel to the Practice and trains the support personnel to assist the Practice, operate the equipment and educate all the patients. The Practice has the right to approve or disapprove the support personnel provided by MedCare and must supervise all activities of the support personnel. The Practice agrees to engage MedCare on an exclusive basis as manager of the Practice's programs for the treatment of the patient conditions using behavioral and biofeedback techniques. The Practice is required to provide, at its own expense, an area of sufficient space for the performance of the MedCare Program.

Governmental Regulation Issues Concerning the Program Management Agreement
--------------------------------------------------------------------------

     Under the Company's Program Management Agreement, MedCare is not a provider of health care services. MedCare merely supplies personnel, equipment and proprietary techniques to providers of health care. The physicians or medical groups that contract with MedCare are the providers of services to their own patients. MedCare simply manages the incontinence treatment programs in the physicians' offices. The Company is subject to the Federal Anti-Kickback

Statute but does not believe that an applicable government authority would find the parties' performance of their duties and obligations under the Program Management Agreement to violate this statute.

Competitive Treatment Options for Incontinence
----------------------------------------------

     To the best of the Company's knowledge, the only direct competitors to the MedCare Program are a number of small incontinence clinics, or ancillary programs, offered by doctors, hospitals or therapists, scattered across North America that use a combination of currently available non-invasive alternative treatment options to treat UI patients. While it is believed that most of these clinics have limited financial strength for adequate marketing and advertising, the Company expects better financed and more sophisticated competition to emerge in the future.

     Some currently available alternatives for the treatment of urinary incontinence include absorbent products and diapers, surgery, indwelling catheters, implanting devices, injectable materials, electrical stimulation, mechanical devices, and drugs.

Environmental Matters
---------------------

     The Company believes it conducts its business in compliance with all environmental laws presently applicable to its facilities. To date, there have been no expenses incurred by the Company related to environmental issues.

Intellectual Property and Other Proprietary Rights
--------------------------------------------------

     The Company's ability to compete and expand effectively will depend, in part, on its ability to develop and maintain certain proprietary aspects of its treatment program for bladder and bowel incontinence and its business and marketing models and strategies. The Company relies on an unpatented treatment protocol, and there can be no assurances that others may not independently develop the same or similar program or otherwise obtain access to the Company's unpatented protocols. There can be no assurance that any confidentiality agreements between the Company and its employees will provide meaningful protection for the Company's trade secrets, know-how or other information in the event of any unauthorized use or disclosure of such trade secrets, know-how or other proprietary information. While certain proprietary aspects of MedCare's clinical and business protocols remain an important part of the business, the Company believes its long term success as a business will depend primarily upon its high quality clinical outcomes and service, continued business development and marketing skills.

Employees
---------

     At December 31, 1998, the Company employed 52 full time and no part-time persons. To the best of the Company's knowledge, none of the Company's officers or directors is bound by restrictive covenants from prior employers. None of the Company's employees are represented by labor unions or other collective bargaining groups. The Company considers its relationship with its employees to be excellent.

Medcareonline.com
-----------------

     Medcareonline.com will offer wide ranging direct-to-consumer health information, such as health travel advisory, health news, symposiums, medical journals and publications, and extensive research and web based services for physicians. Part of the Company's strategy is to increase site content, features and services, including adding an online health magazine and advertising on traditional and non-traditional media. In addition, the Company plans to add e-commerce, which will eventually include a wide range of health related products and services.

     Medcareonline.com also plans to offer free web hosting and home page services for physicians, specifically targeting male and female health specialties. In addition to information on the location of their office, hours of operation, profiles of doctors and services offered, Medcareonline.com will also allow physicians to easily customize content on their websites, send and retrieve e-mail, conduct e-commerce and allow patients to interact on various health topics in "disease and condition" specific chat rooms.

     As of December 31, 1998, the Company had not generated any revenues nor incurred any expenses related to Medcareonline.com.

Competitive Business Conditions for Medcareonline.com
-----------------------------------------------------

     The market for internet services and internet advertising is intensely competitive. There are no substantial barriers to entry in these markets and Medcareonline.com expects competition to intensify. The Company believes that the number of companies relying on fees from internet based advertising has increased substantially during the past year. The Company believes the main competitive factors in this market are brand recognition, user base, performance, ease of use, variety of value-added services, features and quality of support.

     Many of Medcareonline.com's existing competitors, as well as a number of potential new competitors, have longer operating histories in the internet market, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than Medcareonline.com. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, distribution partners, advertisers and content providers. Further, these competitors may develop internet search and retrieval services or other online services that are equal or superior to those of Medcareonline.com or that achieve greater market acceptance than Medcareonline.com.

     Medcareonline.com will also compete with traditional advertising media, such as print, radio and television, for a share of advertisers' total advertising budgets. If advertisers do not perceive internet advertising to be as effective as traditional media, Medcareonline.com's business may be adversely affected.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

     The "MedCare Program" is a discrete package of equipment, software and services developed by MedCare to assist physicians in providing non-pharmaceutical, non-invasive treatment to patients suffering from UI and other pelvic disorders, including pelvic pain, chronic constipation, fecal incontinence and disordered defecation. The MedCare Program is used by physicians to support a treatment plan based primarily on behavioral modification techniques such as EMG biofeedback, pelvic floor muscle exercise, and bladder and bowel retaining. Utilizing the MedCare Program, physicians help patients activate and strengthen the various sensory response mechanisms that maintain bladder and bowel control. Therapy is provided through computerized instrumental EMG biofeedback and is based on operant conditioning strategies whereby specific physiological responses are progressively shaped, strengthened and coordinated.

     To date, MedCare has not received significant revenues due to the early stage nature of the Company's business and has incurred ongoing operating losses due to costs related to research, business development, management and staff recruitment, establishing training systems and providing ongoing training, development of advertising and marketing programs, and other costs associated with establishing corporate infrastructure necessary for contracting with additional physicians for utilization of the MedCare Program on a national basis. Although planned principal operations have commenced, substantial revenues have yet to be realized.

                      For the Year Ended December 31, 1998
                      ------------------------------------

RESULTS OF OPERATIONS

     Revenues. The Company had revenues of $786,586, $91,802 and $0 for the years ended December 31, 1998, 1997 and 1996 respectively. During 1998, the Company changed the profile of the type of physician practices it would contract with from single physician practice offices to multi physician practice offices. Existing offices that were not profitable and no longer met the profile were closed. As of December 31, 1998, the Company operated at 25 sites and is expecting to begin operating at its remaining contracted sites during the first half of 1999. To date, the Company has not relied on any revenues for funding. During the next several years, the Company expects to derive the majority of its potential revenues from the commencement of operations of the MedCare Program at additional sites in the United States, and possibly select foreign markets. In addition, during 1999, the Company expects to begin generating revenue from the sale of advertising from its new wholly-owned subsidiary, Medcareonline.com. As of December 31, 1998, there have been no revenues or expenses related to Medcareonline.com.

     General and Administrative Expenses. During 1998, the Company incurred $4,689,400 in general and administrative expenses, an increase of 209% over 1997 expenses of $1,515,459. During 1996, the Company incurred expenses of $452,037. The Company experienced a $.52 per share loss for the year ended December 31, 1998, versus a $.21 per share loss for the year ended December 31, 1997 and a $.08 per share loss for the year ended December 31, 1996. This increase is primarily attributable to costs associated with the development of advertising and marketing programs, public relations, hiring and training expenses of clinical and managerial personnel, travel, legal and accounting, and ongoing general operating expenses.

     Interest Income. Interest income was $162,109, $119,146 and $2,801 for the years ended December 31, 1998, 1997 and 1996, respectively. Interest earned in the future will be dependent on Company funding cycles and prevailing interest rates.

     Provision for Income Taxes. As of December 31, 1998, the Company's accumulated deficit was $6,491,871, and as a result, there has been no provision for income taxes to date. The Company has net operating losses that will expire beginning with the year 2002 in the amount of $5,050,407 unless utilized by the Company.

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1998, the Company had a cash balance of $2,826,086, compared to a cash balance of $3,440,791 at December 31, 1997 and $219,775 at December 31, 1996.

     During 1998, the Company used $3,381,600 of net cash from operating activities as compared to $1,373,592 of net cash used in 1997. The increase in the net cash used in operating activities was due mainly to the increase in the general and administrative expenses explained above.

     Net cash used in investing activities was $315,335 for 1998, compared to net cash used of $33,642 in 1997. The increase in the net cash used in investing activities was due to the purchase of additional computer and medical equipment to support the expansion of operations during 1998.

     Net cash provided by financing activities was $3,082,230 for 1998, compared to net cash provided of $4,628,250 in 1997. The Company has financed its operations primarily through private placements of Common Stock, Preferred Stock and the exercise of stock options and warrants as described below.

     During fiscal 1998, 200,000 warrants to purchase Common Stock were exercised at $6 per share, or $1,200,000. In addition, on November 6, 1998, the Company issued 300,000 shares of Common Stock at $5.00 per share to Lyons Capital Corporation, a Bermuda corporation, with a warrant to purchase an additional 300,000 shares at $5.00 per share pursuant to an offering made under Rule 506 promulgated under the Securities of 1933, as amended ("Rule 506"). The warrant is exercisable until October 14, 2004. The proceeds were used for working capital and expansion of operations.

     On February 1, 1997, 176,000 shares of Common Stock were offered at a price of $6.25 per share, for a total offering of $1,100,000. This offering was completed on February 4, 1997. The proceeds were used for working capital and expansion of operations.

     On July 7, 1997, 300,000 shares of Common Stock were offered at $6.00 per share, plus 300,000 warrants exercisable at $6.00 per warrant until July 7, 2002, for a total offering of $1,800,000. This offering was completed on July 30, 1997 and the proceeds used for working capital and expansion of the MedCare Program.

     On June 20, 1997, pursuant to Rule 506, the Company began offering for sale Series A Preferred Stock for $10,000 per share, in minimum subscription amounts of at least ten shares ($100,000) and increments of five shares in excess thereof. The offering closed on July 8, 1997 with the minimum offering of $1,650,000 placed. The proceeds were used for working capital and expansion of operations.

     The Series A Preferred Stock was accompanied by warrants to purchase a total of 258,302 shares of Common Stock of the Company at an exercise price of $7.346 per share. In addition, the purchasers of the Series A Preferred Stock also received Series A Preferred Stock Warrants to purchase an equal amount of Series A Preferred Stock under the same terms as the original offering. In conjunction with that offering, an Escrow Agreement was entered into with Swartz Investments LLC, a Georgia limited liability company, as Placement Agent and with First Union National Bank of Georgia as Escrow Agent.

     At that time, the Company also filed a Certificate of Designation with the State of Delaware that designated 1,000 shares of the Company's one million shares of authorized preferred stock to be Series A Preferred Stock. This stock has an eight percent (8%) per annum accretion rate. No dividend rights have been granted to this stock.

     The conversion terms outlined in the Certificate of Designation state that holders of the Series A Preferred Stock can convert their stock using the following formula per share of Series A Preferred Stock:

                         (.08)(N/365)(10,000) + 10,000
                         -----------------------------
                                Conversion Price

     At December 31, 1998, the Conversion Price is determined as the lesser of $7.346 or 80% of the average closing bid price of the Company's Common Stock for the five trading days immediately preceding the date of conversion.

     The Company also has the right to redeem the Series A Preferred Stock upon receipt of notice of conversion at various rates, depending on the length of time since issuance.

     Of the original 258,302 Conversion Warrants that were issued, 36,755 shares were forfeited due to the early conversion of Series A Preferred Stock. In addition, the Placement Agent and its affiliates exercised all but 6,500 of its original Placement Warrants utilizing the cashless exercise option resulting in 8,990 shares of Common Stock being issued. The remaining Conversion Warrants and Placement Warrants are still outstanding.

     In June of 1998, the Series A Preferred Stock investors exercised 165 Series A Preferred Stock Warrants and were issued 165 shares of New Series A Preferred Stock. Upon conversion of the Series A Preferred Stock Warrants, the investors and the Company deposited into an escrow account the proceeds of $1,650,000 and the related New Series A Preferred Stock pending final approval of the Company's registration statement. In addition, the Company and the investors entered into an agreement which provided for the investors to receive three month warrants at an exercise price of $7.346 per share and to forfeit any rights to additional preferred warrants, nine month warrants, 12 month warrants and 15 month warrants. Of the original four investors who participated in the escrow agreement, three withdrew their proceeds of $1,400,000 and forfeited the related New Series A Preferred Stock and warrants. The forfeited New Series A Preferred Stock and related warrants were canceled. The remaining investor, Concordia Partners, released its investment of $250,000 to the Company and received 25 shares of New Series A Preferred Stock and 11,344 warrants exercisable three months after their issuance date at an exercise price of $7.346 per share. In total, as of December 31, 1998, there were 50 shares of Series A Preferred Stock outstanding, all of which are owned by Concordia Partners.

     The Company's future funding requirements will depend on numerous factors, including the Company's ability to establish and operate profitably current and future MedCare Program locations, recruiting and training qualified management and clinical personnel, competing against any potential technological advances in the treatment of UI and other afflictions of the pelvic floor area, and the Company's ability to compete against better capitalized corporations who offer alternative or similar treatment options for urinary incontinence and other afflictions of the pelvic floor area.

YEAR 2000

     The Year 2000 issue arose because many existing computer programs use only the last two digits to refer to a year. Therefore, these computer programs do not properly recognize a year that begins with 20 instead of 19. If not corrected, many computer applications could fail or create erroneous results.

     Management has initiated a comprehensive program to prepare the company's systems for the Year 2000. The Company is actively engaged in testing and fixing applications to ensure they are Year 2000 ready. The Company does not separately track the internal costs incurred for the Year 2000 project but such costs are principally the related payroll costs for certain corporate staff.
The Company currently does not expect remediation costs to be material nor does it expect any significant interruption to its operations because of Year 2000 problems.

     The Company is in the process of contacting all third parties with which it has significant relationships, to determine the extent to which the Company could be vulnerable to failure by any of them to obtain Year 2000 compliance. Some of the Company's major suppliers and financial institutions have confirmed that they anticipate being Year 2000 compliant on or before December 31, 1999, although many have only indicated that they have Year 2000 readiness programs. To date, the Company is not aware of any significant third parties with a Year 2000 issue that could materially impact the Company's operations, liquidity or capital resources. However, the Company has no means of ensuring that third parties will be Year 2000 ready and the potential effect of third-party non-compliance is currently not determinable.

     The Company has devoted and will continue to devote the resources necessary to ensure that all Year 2000 issues are properly addressed. However, there can be no assurance that all Year 2000 problems are detected. Further, there can be no assurance that the Company's assessment of its third party relationships will be accurate. Some of the potential scenarios that could occur include (1) corruption of data in the Company's internal systems and (2) failure of government and insurance companies' reimbursement programs. If any of these situations were to occur, the Company's operations could be temporarily interrupted. The Company intends to develop Year 2000 contingency plans for continuing operations in the event such problems arise.

                   For the Three Months Ended March 31, 1999
                   -----------------------------------------

RESULTS OF OPERATIONS

     Revenues. The Company experienced a 74% increase in revenues over last year's first quarter results with revenues of $394,063 and $227,008 for the three months ended March 31, 1999 and 1998, respectively. As of March 31, 1999, the Company had 47 MedCare Program sites established versus 12 sites as of March 31, 1998. The Company has also introduced a new version of the MedCare Program to physicians which requires each new physician to share the up front costs, pay the clinician's salary and pay MedCare a set monthly management fee. Under the new version, the physician enjoys a potentially higher revenue stream, while at the same time allows MedCare to reach a greater number of doctors that were previously excluded from the MedCare Program.

     To date, the Company has not relied on any revenues for funding. During the next several years, the Company expects to derive the majority of its potential revenues from the commencement of operations of the MedCare Program at additional sites in the United States, and possibly select foreign markets. In addition, during 1999, the Company expects to begin generating revenue from the sale of advertising from its new wholly-owned subsidiary, Medcareonline.com. As of March 31, 1999, the Company has not generated any revenues from Medcareonline.com.

     General and Administrative Expenses. During the three months ended March 31, 1999, the Company incurred $1,392,416 in general and administrative expenses, an increase of 82% over first quarter 1998 expenses of $765,710. The Company experienced a $.12 per share loss for the quarter ended March 31, 1999, versus a $.06 per share loss for the quarter ended March 31, 1998. This increase is primarily attributable to costs associated with the development of advertising and marketing programs, public relations, hiring and training expenses of clinical and managerial personnel, development of Medcareonline.com, and ongoing general operating expenses.

     Interest Income. Interest income was $24,032 and $42,669 for the quarters ended March 31, 1999 and 1997, respectively. Interest earned in the future will be dependent on Company funding cycles and prevailing interest rates.

     Provision for Income Taxes. As of March 31, 1999, the Company's accumulated deficit was $7,521,192. Accordingly, the Company has recorded a full valuation allowance against any income tax benefit to date.

     LIQUIDITY AND CAPITAL RESOURCES

     As of March 31, 1999, the Company's cash balance was $1,549,597 compared to $2,826,086 as of March 31, 1998. The Company has financed its operations primarily through private placement of Common Shares, Preferred Shares and the exercise of Stock Options.

     On May 18, 1999, the Company, pursuant to Regulation D, Rule 506, issued 400 shares of Series B preferred stock and related Series A Warrants for $4,000,000 ($10,000 per share). The proceeds were placed into an escrow account subject to the approval of the transaction by the shareholders of the Company at its scheduled annual meeting. If shareholder approval is not obtained, the Series B Preferred will be redeemed and the Series B Warrants will be cancelled and the proceeds returned to the investors with accrued interest. Prior to the shareholder meeting, neither the investors nor the Company can convert or redeem any of the Series B Preferred. The Company will use the net proceeds for the expansion of its MedCare Program to additional sites, working capital and potential acquisitions.

Currently, there are no specific acquisitions identified. The Series B Preferred, related Series B Warrants, and the Common Stock underlying the Series B Preferred are not included in this offering. See "DESCRIPTION OF SECURITIES - SERIES B PREFERRED STOCK" for details regarding the features of the Series B Preferred Stock and related Series B warrants.


                            DESCRIPTION OF PROPERTY

     The Company's principal office is located at 1515 West 22nd Street, Suite 1210, Oak Brook, Illinois, 60521. This office is 2400 square feet and is subleased for $5,100 per month, plus operating expenses of approximately $400 per month, for one year, with an option to renew every year for 5 years. The Company also leases 1,500 square feet of office space located in Vancouver, British Columbia for $2,000 per month, plus operating expenses of approximately $200 per month. This space has been leased for a period of one year, with an option to renew for a second year, and is owned by one of the Company's directors and by the Chairman's wife.

     The Company does not purchase or lease property on behalf of its MedCare Program participants. Instead, the Company typically enters into a "Practice Management Agreement" ("PMA") with a physician in order to manage the incontinence portion of their practice. The PMA calls for the Company to provide trained support personnel, electromyography equipment and a comprehensive policy and procedures manual. The physician is required to provide a dedicated examining room, typically 10' x 10' or larger in size, at no charge and for the duration of the agreement, usually for a five year term.

                              CERTAIN TRANSACTIONS

     On October 1, 1995, the Company acquired 100% of Manon Consulting Ltd. for nominal value. Diane Nunziato, a director of the Company until September 17, 1997, was a director and minority shareholder of Manon Consulting at the time of the transaction, which was approved by both boards after disclosure. The Company operated its Calgary clinic through Manon Consulting until the closure of this clinic on December 31, 1996. Since Manon Consulting has no historical profitability and is partially responsible for the development of the MedCare program through Manon Consulting's clinical activities, the Company acquired Manon Consulting for nominal value.

     On July 7, 1997, 300,000 shares of Common Stock of the Company and 300,000 warrants to purchase shares of Common Stock of the Company were sold to Matrix Capital Corp., which is the beneficial owner of more than five percent of the Common Stock of the Company. See "SELLING SECURITY HOLDERS."


     In June 1998, Queensway Financial Holdings Ltd., which is the beneficial owner of more than five percent of the Common Stock of the Company, entered into an agreement with the Company to become a Series A Preferred Stock Selling Security Holder, involving the purchase of additional shares and warrants. See "SELLING SECURITY HOLDERS."

     On November 6, 1998, the Company issued 300,000 shares of its Common Stock at $5.00 per share to Lyons Capital Corporation, a Bermuda corporation, with a warrant to purchase an additional 300,000 shares at $5.00 per share as an offering pursuant to Regulation D, Rule 506. The warrant is effective until October 14, 2004. These shares are unregistered and are not being offered hereby.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

     The following table sets forth for the periods indicated the high and low closing prices for the Common Stock of the Company in transactions on the OTC Bulletin Board and Nasdaq SmallCap Market.


                             High       Low
                            -------    ------
     First Quarter 1997     $8.25      $6.75
     Second Quarter 1997    $8.0625    $6.25
     Third Quarter 1997     $9.25      $6.875
     Fourth Quarter 1997    $8.125     $7.625

     First Quarter 1998     $9.375    $7.375
     Second Quarter 1998    $11.25    $9.00
     Third Quarter 1998     $9.81     $6.00
     Fourth Quarter 1998    $7.4375   $4.875

     First Quarter 1999     $8.25     $5.25

Holders


     As of June 2, 1999, there were approximately 350 stockholders of record of the Company's Common Stock.

Dividend Policy

     The Company has never paid a dividend and does not anticipate paying any dividends in the foreseeable future. It is the present policy of the Board of Directors to retain the Company's earnings, if any, for the development of the Company's business.

                             EXECUTIVE COMPENSATION

Remuneration and Executive Compensation
---------------------------------------

     The following table shows, for the three-year period ended December 31, 1998, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such year, to the Company's Chief Executive Officer and the Company's other most highly compensated executive officers. Except as set forth on the following table no executive officer of the Company had a total annual salary and bonus for fiscal 1998 that exceeded $100,000.

Summary Compensation Table

                                                              Securities
                                                              Underlying
Name and                                                       Options     All Other
Principal Position         Year     Salary    Bonus    Other   Granted   Compensation
------------------        ----      ------    -----    ----   ---------  ------------

Harmel S. Rayat           1998    $25,000        $0      $0           0            $0
Chairman, (CEO            1997    $40,000        $0      $0           0            $0
until August, 1998)       1996         $0        $0      $0     160,000            $0

Jeff Aronin               1998   $118,750   $51,000      $0     100,000       $12,000
President, (CEO           1997    $46,433        $0      $0     500,000        $3,000
since August, 1998)       1996         $0        $0      $0           0            $0

Greg Wujek                1998    $95,000   $27,500      $0     155,000        $3,600
VP of Managed Care        1997    $12,050        $0      $0           0            $0
                          1996         $0        $0      $0           0            $0

STOCK OPTION GRANTS IN 1998

     Shown below is further information regarding employee stock options awarded during 1998 to the officers and directors;

                 Number of    % of Total
                 Securities    Options
                 Underlying   Granted to    Exercise    Expiration
Name              Options      Employees     Price         Date
----              -------      ---------     -----         ----

Harmel S. Rayat         0             0%         N/A           N/A

Jeff Aronin       100,000            24%       $6.00          2009

Greg Wujek        155,000            38%       $7.00          2005

AGGREGATED OPTION EXERCISES DURING 1998 AND YEAR-END OPTION VALUES

     The following table shows certain information about unexercised options at year-end with respect to the named officers and directors:

                   Common Shares
                   Underlying                  Value of Unexercised
                   Unexercised Options         In-The-Money Options
                   on 12/31/98                 on 12/31/98
                   --------------------        -----------------------
Name               Exercisable Unexercisable   Exercisable Unexercisable
----               ----------- -------------   ----------- -------------

Harmel S. Rayat              0           0               0           0

Jeff Aronin            400,000     200,000         $15,625          $0

Greg Wujek              67,500      87,500              $0          $0

     There were no options exercised by any of the officers listed above in 1998.

     The value of the options is calculated using the fair market value of the Company's Common Stock on December 31, 1998 ($6.16 per share) minus the exercise price per share, of the in-the-money options, multiplied by the number of shares subject to each option.

Employment Contracts

     On December 15, 1998, the Company entered into an employment agreement with Jeff Aronin, CEO and President. The employment agreement is for two years from December 9, 1998 and automatically extended for successive one-year periods unless the Company or Mr. Aronin delivers to the other party written notice specifying such party's intent not to extend or re-extend the term for an additional one-year period. The employment agreement entitles Mr. Aronin to receive an annual base salary of not less than $150,000; provided, however, that, effective January 1, 1999, Mr. Aronin will receive an annual base salary of not less than $200,000. In addition to the base salary, Mr. Aronin will be eligible for an annual bonus for each fiscal year during the term based on such performance standards as the Board or compensation committee designated by the Board may establish. The Company also entered into a stock option agreement with Mr. Aronin, which grants him an option to purchase 500,000 shares at $6.50 per share (300,000 of which options are already vested) and an additional option to purchase 100,000 shares at $6.00 (all of which options are vested). Upon any change in control, all of the aforementioned options vest immediately.

Directors' Compensation

     The Company's employees receive no extra pay for serving as directors. Non-employee directors are reimbursed for any out of pocket meeting expenses and are compensated with stock options. In 1998, Dr. Michael Blue received 20,000 stock options that have an exercise price of $9.00 a share and vest equally over four years.

                           EXPERTS AND LEGAL MATTERS

     Legal matters will be passed upon for the Company by Barack Ferrazzano Kirschbaum, Perlman & Nagelberg, 333 W. Wacker Drive, Suite 2700, Chicago, Illinois 60606.

     The financial statements of the Company for the years ended December 31, 1998 and 1997 appearing in this Prospectus have been audited by Clancy & Co., P.L.L.C., independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             CHANGE IN ACCOUNTANTS

     On May 10, 1999, Medcare Technologies, Inc. dismissed Clancy and Co., P.L.L.C., as its independent public accountants.

     Clancy and Co., P.L.L.C. were dismissed by the Company after the audit for the fiscal year ending December 31, 1998. The dismissal was approved by the Board of Directors. Clancy and Co., P.L.L.C. issued an unqualified audit opinion on the 1998 year-end financial statements and modified their audit opinion on the 1997 year-end financial statements to reflect the development stage status of the Company at that time. During the course of their work, the Company and Clancy and Co., P.L.L.C. have not had any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     The Company has engaged Arthur Andersen LLP as its new independent public accountants effective with the dismissal of its former accountants. During the Company's two most recent fiscal years prior to the engagement, there have been no consultations with the newly engaged accountants with regard to either the application of accounting principle as to any specific transaction, the type of audit opinion that would be rendered on the Company's financial statements; or any matter of disagreements with the former accountants.

     The Company disclosed the above in a Form 8-K filing dated May 17, 1999.

                             FINANCIAL STATEMENTS


                         INDEPENDENT AUDITORS' REPORT


Board of Directors
MedCare Technologies, Inc. and
Subsidiaries
Oak Brook, Illinois 60521

We have audited the consolidated balance sheet of MedCare Technologies, Inc. and Subsidiaries, (the Company), as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1998 and 1997, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.


Clancy and Co., P.L.L.C.
Phoenix, Arizona
March 2, 1999

MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1998 AND 1997

                    ASSETS                            1998             1997
                                                      ----             ----
Current Assets
--------------
Cash                                               $ 2,826,086      $ 3,440,791
Accounts Receivable, net of Allowance for
 Doubtful Accounts of $45,165 and $0                   271,240           67,530
Prepaid Expenses                                             0           43,569
                                                   -----------      -----------
Total Current Assets                                 3,097,326        3,551,890

Property and Equipment, Net (Note 3)                   283,630           33,526

Intangible Assets--the MedCare Program, net
 of Accumulated Amortization of $68 and $0                 932            1,000

                                                   -----------      -----------
Total Assets                                       $ 3,381,888      $ 3,586,416
                                                   ===========      ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
-------------------
Accounts Payable and Other Accrued Liabilities     $   469,743      $    15,796
Notes Payable--Related Parties                               0            1,000
                                                   -----------      -----------
Total Current Liabilities                              469,743           16,796

Stockholders' Equity
--------------------

Preferred Stock $.25 Par Value, Authorized
 1,000,000; Issued and outstanding, 50 and
 165 Convertible Series A at December 31,
 1998 and 1997                                              12               41

Common Stock--$0.001 Par Value Authorized
 100,000,000; Issued and outstanding
 7,825,105 and 6,992,185 Shares at
 December 31, 1998 and 1997                              7,825            6,992

Additional Paid in Capital                           9,396,179        6,284,505

Retained Earnings (Deficit)                         (6,491,871)      (2,721,918)

                                                   -----------      -----------
Total Stockholders' Equity                           2,912,145        3,569,620

                                                   -----------      -----------
Total Liabilities and Equity                       $ 3,381,888      $ 3,586,416
                                                   ===========      ===========

The accompanying notes are an integral part of these financial statements.

MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                   Year Ended       Year Ended
                                                    12/31/98         12/31/97
                                                   -----------      -----------
Revenues                                           $   786,586      $    91,802

General and Administrative Expenses                  4,689,400        1,515,459

                                                   -----------      -----------
Operating Loss                                      (3,902,814)      (1,423,657)

Other Income (Expense)
  Interest Income                                      162,109          119,146
  Loss From Discontinued Operations                          0           (4,489)
  Gain on Sale of Subsidiary                                 0           15,770
                                                   -----------      -----------
Total Other Income (Expense)                           162,109          130,427

                                                   -----------      -----------
Net Loss                                            (3,740,705)      (1,293,230)

Less: Preferred Deemed Dividends                       (29,248)        (247,712)

                                                   -----------      -----------
Net Loss Available to Common Stockholders          $(3,769,953)     $(1,540,942)

Earnings Per Common Share & Common
 Share Equivalents                                 $     (0.52)     $     (0.21)

Weighted Number of Common Shares Outstanding         7,302,387        7,270,185

The accompanying notes are an integral part of these financial statements.

                  MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                  Additional     Retained
                                         Preferred Stock        Common Stock        Paid In      Earnings
                                        Shares     Amount     Shares     Amount     Capital      (Deficit)      Total
                                        ------     ------     ------     ------     -------      ---------      -----
Balance, December 31, 1996                   0          0    6,445,185   $6,445    $1,372,631   $(1,169,693)   $209,383

Recovery of Write Off of
Excess of Liabilities over
Assets on Sale of Manon
Consulting, Ltd.                                                                                    (11,283)    (11,283)

Issuance of Common Stock
Under 1996 Stock Option
Plan at $4.50 Per Share
Through December 31, 1997                                       17,000       17        76,483                    76,500

Issuance of Common Stock
Under 1995 Stock Option Plan
at $3.00 Per Share Through
December 31, 1997                                               54,000       54       161,946                   162,000

Issuance of Common Stock
Under a Private Placement
Dated March 25, 1997, at
$6.25 Per Share                                                176,000      176     1,099,824                 1,100,000

   The accompanying notes are an integral part of these financial statements

                  MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                 Additional  Retained
                                    Preferred Stock             Common Stock      Paid In    Earnings
                                    Shares    Amount          Shares    Amount    Capital    (Deficit)      Total
                                    ------    ------          ------    ------    -------    ---------      -----

Issuance of Preferred Stock
Under a Private Placement
Dated July 8, 1997, at $10,000
Per Share                             165        41                              1,649,959                1,650,000

Less cost of Private Placement                                                    (123,750)                (123,750)
Periodic Imputed Cost of
Preferred Stock Issued on
July 8, 1997                                                                       247,712                  247,712

Issuance of Common Stock
Under a Private Placement
Dated July 7, 1997, at $6.00
Per Share                                                     300,000     300    1,799,700                1,800,000

Net Loss Available to Common
Stockholders for the Year
Ended December 31, 1997                                                                     (1,540,942)  (1,540,942)
                                      ---        --         ---------   -----    ---------  ----------   ----------

Balance, December 31, 1997            165        41         6,992,185   6,992    6,284,505  (2,721,918)   3,569,620

Issuance of Common Stock For
Prior Year Consulting
Agreement                                                       6,000       6           (6)                       0

                  MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                   Additional      Retained
                                     Preferred Stock            Common Stock         Paid In       Earnings
                                    Shares     Amount         Shares   Amount        Capital      (Deficit)       Total
                                    ------     ------         ------   ------      ----------     ---------     ---------

Issuance of Common Stock For
 Prior Period Error                                                     1,194               1            (1)           0

Issuance of Common Stock
 For Warrants Exercised on
 March 31, 1998, at $6.00 Per
 Share                                                                200,000             200     1,199,800     1,200,000

Issuance of Common Stock at
 $7.346 in an Exercise of
 Cashless Warrants                                                      8,990               9            (9)            0

Placement of Preferred Stock in
 Escrow at $10,000 Per Share
 Per Offering Dated June 1998                                             165              41     1,649,959     1,650,000

Withdrawal of Funds In Escrow
 Per Offering Dated June, 1998,
 at $10,000 Per Share                                                    (140)            (35)   (1,399,965)   (1,400,000)

Offering Costs Associated With
 Three Month Warrant to
 Purchase 25 Shares of
 Preferred Stock                                                                                    (13,770)      (13,770)

  The accompanying notes are an integral part of these financial statements.

                  MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                              Additional     Retained
                                   Preferred Stock        Common Stock         Paid In       Earnings
                                  Shares     Amount     Shares     Amount      Capital       (Deficit)       Total
                                  ------     ------     ------     ------      -------       ---------       -----
Issuance of Common Stock Under
a 506D Offering on November 6,
1998 at $5.00 Per Share                                 300,000     300        1,499,700                   1,500,000

Issuance of Common Stock for
Conversion of Preferred Stock
at Various Prices Per Share        (140)      (35)      272,736     273             (238)

Issuance of Common Stock
Under 1995 Stock Option
Plan at $3.00 Per Share               0         0        34,000      34          101,966                     102,000

Issuance of Common Stock
Under 1996 Stock Option
Plan at $4.50 Per Share               0         0        10,000      10           44,990                      45,000

Preferred Deemed Dividend                                                         29,248                      29,248


   The accompanying notes are an integral part of these financial statements

                  MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                             Additional     Retained
                                  Preferred Stock         Common Stock        Paid In       Earnings
                                  Shares    Amount     Shares      Amount     Capital       (Deficit)        Total
                                  ------    ------     ------      ------     -------       ---------        -----
Net Loss Available to Common
Stockholders for the Year
Ended December 31, 1998                                                                     (3,769,953)    (3,769,953)
                                    --       ---      ---------    ------    ----------    -----------    -----------

Balance, December 31, 1998          50       $12      7,825,105    $7,825    $9,396,179    $(6,491,871)   $ 2,912,145
                                    ==       ===      =========    ======    ==========    ===========    ===========

  The accompanying notes are an integral part of these financial statements.

MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                    Year Ended       Year Ended
                                                                                   December 31,     December 31,
                                                                                       1998             1997
                                                                                       ----             ----
Cash Flows From Operating Activities
 Net Loss                                                                           $(3,769,953)     $(1,540,942)
 Adjustments to Reconcile Net Loss to Net
  Cash Used In Operating Activities
  Preferred Deemed Dividends                                                              29,248          247,712
 Depreciation and Amortization                                                           65,300            9,546
 Net Assets of Manon Consulting, Ltd                                                          0          (11,281)
 Changes in Assets and Liabilities
  (Increase) Decrease in Accounts Receivable                                           (203,710)         (39,935)
  (Increase) Decrease in Prepaid Expenses                                                43,569          (34,697)
  Increase (Decrease) in Accounts Payable and
   Other Accrued Liabilities                                                            453,946           (3,995)
                                                                                    -----------      -----------

 Total Adjustments                                                                      388,353          167,350
                                                                                    -----------      -----------

Net Cash Used In Operating Activities                                                (3,381,600)      (1,373,592)

Cash Flows From Investing Activities
 Purchase of Property and Equipment                                                    (315,335)         (33,642)
                                                                                    -----------      -----------
Net Cash Used In Investing Activities                                                  (315,335)         (33,642)

Cash Flows From Financing Activities
 Proceeds From Sale of Common Stock                                                   2,847,000        3,138,500
 Proceeds From the Sale of Preferred Stock                                              250,000        1,650,000
 Offering Costs                                                                         (13,770)        (123,750)
 Advances (Repayments) Notes Payable                                                     (1,000)         (24,000)
 Advances (Repayments) To Officers                                                            0          (12,500)
                                                                                    -----------      -----------
Net Cash Provided By Financing Activities                                             3,082,230        4,628,250
                                                                                    -----------      -----------

Increase (Decrease) in Cash and Cash Equivalents                                       (614,705)       3,221,016

Cash and Cash Equivalents, Beginning of Year                                          3,440,791          219,775
                                                                                    -----------      -----------

Cash and Cash Equivalents, End of Year                                              $ 2,826,086      $ 3,440,791
                                                                                    ===========      ===========

Supplemental Information:
-------------------------
Cash paid for:
 Interest                                                                           $         0      $         0
                                                                                    ===========      ===========
 Income taxes                                                                       $         0      $         0
                                                                                    ===========      ===========

  The accompanying notes are an integral part of these financial statements.

MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997

NOTE 1 - ORGANIZATION
         ------------

     MedCare Technologies, Inc. (the Company), a Delaware Corporation, has an authorized capital of 101,000,000 shares of which 100,000,000 shares are common stock with a par value of $.001 and 1,000,000 shares are preferred stock with a par value of $.25 per share.

     The Company has developed The Medcare Program, a nonsurgical, nondrug, noninvasive and cost-effective treatment program for urinary and rectal incontinence, and other pelvic disorders, utilizing behavioral and biofeedback techniques such as electromyography, designed to activate and strengthen the various sensory response mechanisms that maintain bladder and bowel control.

     The Company engages in a Program Management Agreement with each Practice, which is defined as a physician or group of physicians, involved on a regular basis in the diagnosis, evaluation and treatment of urinary and rectal incontinence, as well as other pelvic dysfunction. The agreements have various expiration dates, typically run for a period of three (3) to five (5) years, and may be terminated upon the occurrence of certain conditions as set forth in the agreement. Each Practice also agrees to sign a Confidentiality and Noncompetition Agreement as a condition precedent to the performance by the Company of its obligations.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
         -------------------------------

     A. Method of Accounting
        --------------------

     The Company's financial statements are prepared using the accrual method of accounting.

     B. Cash and Cash Equivalents
        -------------------------

     The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash and cash equivalents.

     C. Concentration of Credit Risk
        ----------------------------

     The Company maintains cash balances in excess of $100,000 at a local bank. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000. The Company also maintains U.S. Dollar cash balances in Canadian banks, that are not insured.

     D. Principles of Consolidation
        ---------------------------

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Medcare Technologies, Corporation. All material intercompany transactions have been eliminated in consolidation.

     E. Property and Equipment
        ----------------------

     Property and equipment, stated at cost, is depreciated under the straight-line method over their estimated useful lives ranging from three to seven years.

     F. Revenue Recognition
        -------------------

     Revenues are recognized at time of performance of services. The Company agrees to provide on an exclusive basis equipment, personnel and administrative services to the Practice in connection with the Practice's establishment and operation of the Program. Each Practice agrees to pay the Company a management fee for each patient visit to the Practice during which a patient receives services under the Program. The Company invoices the Practice for the management fee each calendar month, which is due in full, within forty-five (45) to sixty (60) days of the date of such invoice.

     G. Use of Estimates
        ----------------

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

     H. Income Taxes
        ------------

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") 109, "Accounting for Income Taxes." Under SFAS 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. See Note 10.

     I. Per Share of Common Stock
        -------------------------

     Basic earnings or loss per share has been computed based on the weighted average number of common shares and common share equivalents outstanding. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SFAS No. 128, "Earnings Per Share." Diluted earnings or loss per share does not differ materially from basic earnings or loss per share for all periods presented. The number of shares used in computing earnings (loss) per common share at December 31, 1998 and 1997 was 7,302,387 and 7,270,185, respectively.

     J.  Stock-Based Compensation
         ------------------------

     The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The Company has elected to remain on its current method of accounting as described above, and has adopted the disclosure requirements of SFAS No. 123, effective January 1997. See Note 6.

     K. Business Segment Information
        ----------------------------

     The Company implemented SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," on January 1, 1998. The Company operates in one industry segment, that being the treatment of urinary and rectal incontinence, and all of the activity flows through the Company's subsidiary. There were no material amounts of sales or transfers among geographic areas or major customers within the United States.

     L. Presentation
        ------------

     Certain accounts from prior years have been reclassified to conform with the current year's presentation.

     M. Pending Accounting Pronouncements
        ---------------------------------

     It is anticipated that current pending accounting pronouncements will not have an adverse impact on the financial statements of the Company.

NOTE 3 - PROPERTY AND EQUIPMENT
         ----------------------

     Property and equipment consists of the following at December 31:

                                                          1998        1997
                                                          ----        ----
     Office Equipment                                   $ 11,930    $  9,541
     Computer Equipment                                  164,931      11,528
     Medical Equipment                                   127,315      29,799
     Computer Software                                    48,832           0
     Building Improvements                                11,695           0
     Furniture                                             1,500           0
                                                        --------    --------
     Total                                               366,203      50,868
     Less Accumulated Depreciation                       (82,573)    (17,342)
                                                        --------    --------
     Net Book Value                                     $283,630    $ 33,526
                                                        ========    ========

     Depreciation charged to expense during the years ended December 31, 1998 and 1997 was $65,231 and $9,546, respectively.

NOTE 4 - LONG-LIVED ASSETS - THE MEDCARE PROGRAM
         ---------------------------------------

     On August 14, 1995, the Company acquired the rights to The MedCare Program, a urinary incontinence procedure in exchange for 2,000,000 shares of its common stock.

     The transaction was accounted for in accordance with the process for valuation of intangible assets as described in Statement No. 17 of the Accounting Principles Board. The Company intends to amortize the cost of the system over 15 years, based on Management's estimated useful life of the protocol, beginning with the first year in which commercial sales occur. Management reassesses annually the estimated useful life. Such amortization will result in charges against earnings of $68 per year for each of the years. Amortization expense charged to operations during the years ended December 31, 1998, was $68.

NOTE 5 - NOTES PAYABLE - RELATED PARTY
         -----------------------------

     During the year ended December 31, 1997, an Officer of the Company advanced the Company $1,000, which was due on demand and with no interest rate currently applicable. The Company repaid this loan in March 1998.

NOTE 6 - STOCK OPTIONS
         -------------

     The Company has five stock option plans that provide for the granting of stock options to officers and key employees. The objectives of these plans include attracting and retaining the best personnel, providing for additional performance incentives, and promoting the success of the Company by providing employees the opportunity to acquire common stock. Options outstanding under the Company's five stock option plans have been granted at prices which are either equal to or above the market value of the stock on the date of grant and expire at various dates after the grant date.

     The status of the Company's stock option plans is summarized below as of December 31:


                                                  Number of      Option
                                                   Shares         Price
                                                  ---------      ------

     Outstanding at December 31, 1995               500,000          $3.00
     Granted Under the 1996 Stock Option Plan       300,000           4.50
     Exercised Under the 1995 Stock Option Plan     (36,000)          3.00
     Exercised Under the 1996 Stock Option Plan      (3,000)          4.50
     ---------------------------------------------------------------------
     Options Outstanding at December 31, 1996       761,000      3.00-4.50
     Granted Under the 1997 Stock Option Plan       200,000           4.50
     Granted Under the 1997 Stock Option Plan       300,000           6.50
     Exercised Under the 1995 Stock Option Plan     (54,000)          3.00
     Exercised Under the 1996 Stock Option Plan     (17,000)          4.50
     ---------------------------------------------------------------------
     Options Outstanding at December 31, 1997     1,190,000      3.00-6.50
     Exercised Under the 1995 Stock Option Plan     (34,000)          3.00
     Exercised Under the 1996 Stock Option Plan     (10,000)          4.50
     Granted Under the 1998 Stock Option Plan       500,000      6.50-9.25
     Granted Under the 1999 Stock Option Plan       200,000      6.00-9.25
     ---------------------------------------------------------------------
     Options Outstanding at December 31, 1998     1,846,000    $3.00-$9.25
                                                  =========

     The Company accounts for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation cost for stock options is recognized for stock options awards granted at or above fair market value. Had compensation expense for the Company's stock-based compensation plans been determined under

     SFAS No. 123, based on the fair market value at the grant dates, the Company's pro forma net loss and pro forma net loss per share would have been reflected as follows:


                               1998          1997
                           ------------  ------------
     Net Loss
          As reported       $3,769,953    $1,540,942
          Pro forma         $5,145,919    $2,728,965
     Net Loss Per Share
          As reported       $    (0.52)   $    (0.21)
          Pro forma         $    (0.70)   $    (0.38)


     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumption used for those options granted in 1998 and 1997, respectively: dividend yield of 0%, expected volatility of 58% and 47%, risk-free interest rates of 5% and 5%, and expected lives of 8 and 8 years.

NOTE 7 - STOCK WARRANTS
        ---------------

     In July, 1997, the Company offered 300,000 shares of common stock at $6.00 each, along with an additional 300,000 common stock purchase warrants at $6.00 each, exercisable until July 7, 2002. In March 1998, 200,000 warrants to purchase shares of common stock were exercised at $6.00 per share, or $1,200,000.

     In November 1998, the Company issued through a Rule 506 Regulation D Private Placement, 300,000 shares of restricted common stock at $5.00 per share, or $1,500,000, and granted 300,000 common stock purchase warrants exercisable at $5.00 until October 14, 2004.

NOTE 8 - PREFERRED STOCK - SERIES A
        ---------------------------

     On June 20, 1997, the Company began offering for sale a Regulation D offering under Rule 506. This offering was for the Series A Preferred Stock of the Company and was sold for $10,000 per share, in minimum subscription amounts of at lease ten shares ($100,000) and in increments of five shares in excess thereof. The total offering was for $3,000,000, with a minimum of $1,650,000. The offering closed on July 8, 1997, with the minimum offering placed. The preferred stock was accompanied by warrants to purchase a number of shares of common stock of the Company equal to 33 1/3% multiplied by the aggregate purchase price of the Subscriber's preferred stock outstanding on each of nine, twelve and fifteen months following the closing date of the offering, divided by the Fixed Conversion Price as herein defined.

     The Series A Preferred Shareholder is entitled to convert, subject to the Company's right of redemption, if the conversion price is less than the Fixed Conversion Price at the time of receipt of a notice of conversion. The conversion price is equal to the lesser of 115% of the average Closing Bid Price for five trading days ending on June 6, 1997, which is $7.346 (The Fixed Conversion Price) or a discount, ranging from 10% to 20% over a 12 months period beginning July 8, 1997, of the average Closing Bid Price for five trading days immediately preceding the Date of Conversion divided into the original purchase price of the preferred stock, plus an 8% per annum accretion rate equal to the period that has passed since the closing date.

     During the year ended December 31, 1998, 140 shares of preferred stock were converted to 272,736 shares of common stock at various prices per share. In addition, 25 shares of preferred stock were issued to an investor at $10,000 per share in accordance with the terms of the original offering.

NOTE 9 - DISCONTINUED OPERATIONS OF A BUSINESS SEGMENT
         ---------------------------------------------

     On January 1, 1997, the Company sold Manon Consulting, LTD at book value. No revenues or expenses are included in the consolidated financial statements for the year ended December 31, 1997. The Company reported a gain on the transaction of $15,770.

NOTE 10 - INCOME TAXES
          ------------

     There is no current or deferred tax expense for the years ended December 31, 1998 and 1997, due to the Company's loss position. The benefits of timing differences have not been previously recorded.

     The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying consolidated balance sheet is a result of the following:


     Deferred Taxes                 1998         1997
     -------------------------  ------------  ----------
     NOL Carryforwards          $ 1,767,643   $ 628,462
     Organization Costs             195,563     198,974
     Accrued Expenses                93,163           0
     Depreciation                    (3,519)      1,156
                                -----------   ---------
     Total                      $ 2,052,850   $ 828,592
     Valuation Allowance         (2,052,850)   (828,592)
                                -----------   ---------
     Net Deferred Tax Assets    $         0   $       0
                                ===========   =========

     A reconciliation between the statutory federal income tax rate (35%) and the effective rate of income tax expense for each of the years during the period ended December 31 follows:

                                               1998     1997
                                              ------   ------
     Statutory Federal Income Tax Rate        (35.0%)  (35.0%)
     Accretion of Preferred Stock Dividend      0.3%     5.6%
     Other                                      0.1%     0.5%
     Increase in Valuation Allowance           34.6%    28.9%
                                              -----    -----
     Effective Income Tax Rate                  0.0%     0.0%

     The Company has available net operating loss carryforwards of $5,050,407 for tax purposes to offset future taxable income. The net operating loss carryforwards expire as follows:

2002         $      316

     2003          1,030
     2004         21,707
     2005         10,201
     2011        447,758
     2012      1,314,593
     2013      3,254,802
              ----------
              $5,050,407
              ==========

NOTE 11 - COMMITMENTS AND CONTINGENCIES
          -----------------------------

     Operating Leases - The company leases office space and office equipment under various noncancelable operating lease agreements which expire through 2003. The Company has a second office located in Vancouver, Canada, which is owned by one of the Company's directors, and is leased to the Company for $2,000 per month. There is an option to renew for an additional year. Rental expense charged to operations during the years ended December 31, 1998 and 1997 was approximately $90,000 and $24,000, respectively.

     Future minimum payments under noncancelable operating leases are as follows:

          1999     $66,082
          2000     $67,544
          2001     $66,486
          2002     $67,107
          2003     $ 5,602

     Employment Agreements - The Company has employment and stock option agreements with its President and Chief Executive Officer. The employment agreement provides for the officer to earn a minimum of $150,000 annually. Effective January 1, 1999, the officer shall earn a minimum of $200,000 annually through January 1, 2000. The officer is also eligible for an annual bonus for each fiscal year of the Company during the term based on performance standards as the Board or compensation committee designates. The officer shall also receive monthly an automobile allowance of five hundred ($500) per month. The stock option agreement grants the officer (a) an option to acquire five hundred thousand (500,000) shares at an exercise price per share of $6.50, 300,000 of which have vested, and (b) an option to acquire one hundred thousand (100,000) shares at an exercise price per share of $6.00, which have vested. The options granted shall terminate on July 1, 2005.

NOTE 12 - MEDCARE PROGRAM SITES
          ---------------------

     The following program site locations were operating as of December 31, 1998:

     Norman, Oklahoma; Buffalo Grove, Illinois; Raleigh, North Carolina; Stamford, Connecticut; Kankakee, Illinois; Shelby, North Carolina; Kingwood, Texas; Mine Hill, New Jersey; Toledo, Ohio; Natick, Massachusetts; Fremont, California; Findlay, Ohio; Roswell, Georgia; Newport News, Virginia; Dallas, Texas; Owings Mills, Maryland; New York, New York; Baltimore, Maryland; Fayetteville, North Carolina; San Antonio, Texas; Alexandria, Virginia; Augusta, Georgia; Wentzville, Maryland; Amherst, Ohio; and Scottsdale, Arizona.

Interim Financial Statements
----------------------------

MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
INTERIM CONSOLIDATED BALANCE SHEET
MARCH 31, 1999 AND DECEMBER 31, 1998

                                                                               (Unaudited)
                                                                                March 31,      December 31,
                                ASSETS                                            1999             1998
                                                                                  ----             ----
Current Assets
--------------
Cash                                                                           $ 1,549,597      $ 2,826,086
Accounts Receivable, net of Allowance for Doubtful Accounts of
   $45,061 and $45,165                                                             339,748          271,240
                                                                               -----------      -----------
Total Current Assets                                                             1,889,345        3,097,326
Property and Equipment, Net                                                        364,469          283,630
Intangible Assets-the MedCare Program, net of
   Accumulated Amortization of $85 and $68                                             915              932
                                                                               -----------      -----------
Total Assets                                                                   $ 2,254,729      $ 3,381,888
                                                                               ===========      ===========

             LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
-------------------
Accounts Payable                                                               $   213,007          260,142
Accrued Liabilities                                                                 85,898          209,601
                                                                               -----------      -----------
Total Current Liabilities                                                          298,905          469,743

Stockholders' Equity
--------------------
Preferred Stock $.25 Par Value, Authorized 1,000,000; Issued
   and outstanding, 50  Convertible Series A
   at March 31, 1999 and December 31, 1998                                              12               12
Common Stock - $0.001 Par Value Authorized 100,000,000; Issued
   and Outstanding, 7,831,105 and 7,825,105 Shares at
   March 31, 1999 and December 31, 1998, respectively                                7,831            7,825
Additional Paid in Capital                                                       9,414,173        9,396,179
Retained Earnings                                                               (7,466,192)      (6,491,871)
                                                                               -----------      -----------
Total Stockholders' Equity                                                       1,955,824        2,912,145
                                                                               -----------      -----------
Total Liabilities and Equity                                                   $ 2,254,729      $ 3,381,888
                                                                               ===========      ===========

MEDCARE TECHNOLOGIES, INC AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998



                                                  (Unaudited)
                                                  Three Months    Three Months
                                                     Ended           Ended
                                                    3/31/99         3/31/98
                                                  ------------    ------------
Revenues                                           $  394,063      $  227,008
General and Administrative Expenses                 1,392,416         765,710
                                                   ----------      ----------
Operating Loss                                       (998,353)       (538,702)
Interest Income                                        24,032          42,669
                                                  ------------    ------------
Net Loss Available to Common Stockholders           $(974,321)      $(496,033)
Earnings Per Common Share & Common
  Share Equivalants                                    $(0.12)         $(0.06)
Weighted Number of Common Shares Outstanding        7,829,949       7,734,915

MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998


                                                                                           (Unaudited)
                                                                                          For the Three     For the Three
                                                                                           Months Ended      Months Ended
                                                                                              3/31/99           3/31/98
                                                                                          -------------     -------------
Cash Flows from Operating Activities - Net Loss                                             $  (974,321)       $ (496,033)

Adjustments to Reconcile Net Loss to Net Cash Providing by Operating Activities:
--------------------------------------------------------------------------------
Depreciation and Amortization                                                                    20,541             3,385
(Increase) Decrease in Accounts Receivable                                                      (68,508)         (102,153)
(Increase) Decrease in Prepaid Expenses                                                               0            61,663
Increase (Decrease) in Accounts Payables and Accrued Liabilities                               (170,838)           46,952
                                                                                            -----------        ----------
Total Adjustments                                                                              (218,805)            9,847

Net Cash Used by Operating Activities                                                        (1,193,126)         (486,186)

Cash Flow from Investing Activities:
------------------------------------
Purchase of Property & Equipment                                                               (101,363)           (8,725)
                                                                                            -----------        ----------
Net Cash Flows from Investing Activities                                                       (101,363)           (8,725)

Cash Flow from Financing Activity
---------------------------------
Proceeds from sale of common stock                                                               18,000         1,281,000
Advances (Repayments) to Officers                                                                     0            (1,000)
                                                                                            -----------        ----------
Net Cash Provided by Financing Activities                                                        18,000         1,280,000

Increase (Decrease) in Cash and Cash Equivalents                                            $(1,276,489)       $  785,089

Cash and Cash Equivalents at Beginning of Period                                            $ 2,826,086        $3,440,791

Cash and Cash Equivalents at End of Period                                                  $ 1,549,597        $4,225,880

Supplemental Information
    Cash Paid for:
    Interest                                                                                          0                 0
    Income taxes                                                                                      0                 0


                          MEDCARE TECHNOLOGIES, INC.
              NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                MARCH 31, 1999

NOTE 1.  Statement of Information Furnished
-------------------------------------------

     The accompanying unaudited interim consolidated financial statements have been prepared in accordance with Form 10QSB instructions and in the opinion of management contains all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position as of March 31, 1999, the results of operations for the three months period ended March 31, 1999, and the statement of cash flows for the three months period ended March 31, 1999. These results have been determined on the basis of generally accepted accounting principles and practices and applied consistently with those used in the preparation of the Company's 1998 Annual Report on Form 10-KSB.

     Certain information and footnote disclosures normally included in the financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that the accompanying consolidated financial statements be read in conjunction with the financial statements and notes thereto incorporated by reference in the Company's 1998 Annual Report on Form 10-KSB.

NOTE 2. Subsequent Event
------------------------

     On May 18, 1999, the Company, pursuant to Regulation D, Rule 506, issued 400 shares of Series B preferred stock (par value $0.25) (the "Series B Preferred") and related warrants described below for $4,000,000 ($10,000 per share). The proceeds were placed into an escrow account subject to the approval of the transaction by the shareholders of the Company at its scheduled annual meeting. If shareholder approval is not obtained, the preferred stock will be cancelled and the proceeds returned to the investors with accrued interest. Prior to the shareholder meeting, neither the investors nor the Company can convert or redeem any of the Series B Preferred. The key provisions regarding the issuance and conversion of Series B Preferred are as follows:

Dividends

     The holders of the Series B Preferred shall be entitled to receive a 6.0% annual dividend, which shall be cumulative and which shall accrue daily from the date of issuance and be payable, at the option of the Company, either (i) in shares of Common Stock upon conversion of the Series B Preferred or (ii) in cash.

Conversion by Holders

     Subject to the limitations discussed below, each share of the Series B Preferred shall be convertible into shares of Common Stock at a variable conversion rate (the "Conversion Rate") equal to the Conversion Amount (defined below) divided by the applicable Conversion Price (defined as follows). The "Conversion Price" is the lesser of (i) the fixed conversion price (the "Fixed Conversion Price"), which is $7.80 or (ii) the variable conversion price (the "Variable Conversion Price"). The Variable Conversion Price is the lower of (a) the closing bid price on the day the holder delivers the required notice of his intention to convert to the Company or (b) the average of the 10 lowest closing bid prices in the 40 trading days immediately preceding the date such notice is given. The

"Conversion Amount" is defined as $10,000, plus any stock dividends that have accrued but have not been paid out, plus any default interest (equal to 15%) for dividends which the Company has elected to pay in cash but has failed to pay on a timely basis. The above formula may or may not result in the common stock being issued at a discount to the current market price.

     The investors' right to convert the Series B Preferred is limited as follows. From the date of issuance (May 18, 1999) of the Series B Preferred through and including the date which is 120 days after the date of issuance, no shares of the Series B Preferred may be converted. From 121 days after the date of issuance through the date which is 150 days after the date of issuance, the Investors may convert up to 1/3 of their shares. From 151 days after the date of issuance through the date which is 180 days after the date of issuance, the investors may convert up to 2/3 of their shares. From the date which is 181 days following the date of issuance through the expiration date of the Series B Preferred (5 years after the date of issuance), the investors may convert up to all of their shares. The foregoing restrictions do not apply if certain events occur.

Adjustment of Conversion Price

     The Variable Conversion Price and the Fixed Conversion Price of the Series B Preferred both will be adjusted in the event that the Company fails to obtain and/or maintain the effectiveness of a registration statement covering the resale of all applicable securities pursuant to the Registration Rights Agreement (the "Registration Statement"), and in the event that sales of such securities cannot be made pursuant to the Registration Statement. The applicable Conversion Price shall be reduced by 1.25% in the event that the Registration Statement is not declared effective by the Effectiveness Deadline (as defined below), and shall be further reduced by .05% for each additional day that the Registration Statement continues to be ineffective or that sales are unable to be made pursuant to the Registration Statement.

     In addition, the Conversion Price of the Series B Preferred is subject to customary anti-dilution provisions which take effect upon such events as the issuance by the Company of Common Stock, options or other convertible securities, the subdivision or combination of outstanding shares of Common Stock of the Company, the recapitalization, merger or other reorganization of the Company, or any other similar events. However, no such adjustment will be made unless the adjustment would result in a cumulative increase or decrease of at least 1% in the Conversion Price.

Mandatory Conversion

     The shares of Series B Preferred mature five years after they are issued, and any shares of the Series B Preferred left outstanding on the applicable maturity date are automatically converted into shares of Common Stock.

Redemption at the Option of Investors

     Each outstanding share of the Series B Preferred is redeemable, at the option of the Investors, in the event of any of the following transactions (each a "Major Transaction"): (i) the consolidation, merger or other business combination of the Company, (ii) the sale or transfer of all or substantially all of the Company's assets or (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, provided that such Major Transaction shall have occurred or have been the subject of a public announcement during the period beginning on the date of issuance and ending on the later of (a) the first anniversary of the date of issuance and (b) the date which is 270 days after the effective date of the Registration Statement relating to the applicable shares. In the event of a Major Transaction, the redemption price per share shall be the greater of (i) 115% of the Liquidation Amount (as defined below) and (ii) the product of (a) the applicable Conversion Rate and (b) the closing bid price on the date of the public announcement of the event. The "Liquidation Amount" is equal to $10,000 plus any stock dividends that have accrued but have not been paid out, plus any default interest (equal to 15% per annum) for dividends which the Company has elected to pay in cash but has failed to pay on a timely basis.

     In addition, in the event of the occurrence of certain events (the "Triggering Events"), including the failure of the Registration Statement to be declared effective within 180 days of the date of issuance, the delisting of the Common Stock for a period of five consecutive days and the Company's breach of any representations, warranties or covenants in the Documents, the Investors have the right to require the Company to redeem all or a portion of such Investor's Series B Preferred. The redemption price per share is the same as the redemption price per share in the event of a Major Transaction.

Warrants

     Along with the Series B Preferred, the Company issued common stock warrants to the investors. Subject to the vesting schedule described below, each warrant entitles its holder to 200 shares of Common Stock for (i) each issued share of the Series B Preferred held on the applicable vesting date and (ii) each share of the Series B Preferred converted prior to the applicable vesting date at the Fixed Conversion Price. The Warrants expire five years after they are issued. The vesting dates of the Warrants are (i) the date which is 120 days after the date of issuance of the applicable Series B Preferred Shares; (ii) the date which is 300 days after the date of issuance of the applicable Series B Preferred Shares and (iii) the date which is 480 days after the date of issuance of the applicable Series B Preferred Shares. The exercise price of the each Warrant is 125% of the average of the closing bid prices of the Company's Common Stock for the five consecutive trading days immediately preceding the applicable vesting date.

Investor Call Option

     For every (i) unconverted Series B Preferred share held by the investors on the first anniversary of the closing and (ii) preferred share converted at the Fixed Conversion Price prior to the first anniversary of the closing, the investors have the right to subscribe for an additional preferred share and related warrants under the same terms and conditions of the original closing (revised to reflect the Company's then current common stock market price). Each investor may exercise this right only at such time when the closing market price of the Company's common stock is greater than the Fixed Conversion Price.

Accounting Treatment

     The Company will account for these securities as redeemable securities and initially record them at their fair value. In subsequent periods, the securities will be accreted to the redemption amount using the interest method. The accretion will reduce income applicable to common shareholders and will be disclosed separately from income applicable to common shareholders on the face of the income statement.

PART II

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The officers and directors of the Company are indemnified as provided under the Delaware General Corporation Law. No additional indemnification has been authorized.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the Registration Statement are as follows:

Escrow Agent:                                $ 4,060.00
Transfer Agent:                              $   841.00
Legal and Accounting:                        $49,369.75
TOTAL                                        $54,270.75

                    RECENT SALES OF UNREGISTERED SECURITIES

The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 504 which was begun on June 22, 1996 and completed on August 15, 1996. This offering was for 50,000 shares of common stock at $4.75 per share for a total offering of $237,500. The proceeds from this offering were used for equipment purchase and working capital. The purchasers were as follows:

     Shareholder                       Shares Purchased
     -----------                       ----------------
     Polygon Investments SA                 21,053
     P.O. Box 108, Front Street
     Grand Turk, Turks & Caicos Isl

     Perato Fund LP                         13,158
     1400-400 Burrard Street
     Vancouver, BC V6C 3G2 Canada

     Herdev S. Rayat*                       15,789
     1025 Augusta Avenue
     Burnaby, BC V5A 1K3 Canada

*Mr. Rayat is an accredited investor and the brother of Harmel Rayat, Chairman of the Board.

     The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 504 which was begun on November 18, 1996 and completed on December 24, 1996. This offering was for 56,000 shares of common stock at $4.50 per share for a total offering of $252,000. The proceeds from this offering were used for advertising and marketing and working capital. All shares of stock of this offering were sold to Daimler Enterprises, Inc., 7 Prince Street, Belize City, Belize.

     During fiscal 1997, the Company issued three private placement memoranda. On February 1, 1997, an offering was begun pursuant to Regulation D, Rule 506 for 176,000 shares of common stock at $6.25 per share for a total offering of $1,100,000. This offering was completed on February 28, 1997. The proceeds were used for working capital and expansion of the MedCare Program. All shares of stock of this offering were purchased by Greystone Management Ltd., c/o P.O. Box 392, Bowater House, 68 Knightsbridge, London, SW1X 7NT, England. The purchaser was a foreign entity with sufficient financial sophistication developed through its business dealings to properly assess this investment and complete access to registration information.

     The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 506 on July 7, 1996 for 300,000 shares of common stock at $6.00 per share, plus 300,000 warrants exercisable at $6.00 per warrant until July 7, 2002 for a total offering of $1,800,000. This offering was completed on July 30, 1997 and the proceeds used for working capital and expansion of the MedCare Program. All shares and warrants were purchased by Matrix Capital Corp., P.O. Box 170 Front Street, Grand Turk, Turks & Caicos Isl. The purchaser was a foreign entity with sufficient financial sophistication developed through its business dealings to properly assess this investment and complete access to registration information.

     On June 20, 1997, the Company began offering for sale a Regulation D offering under Rule 506. This offering was for the Series A Preferred Stock of the Company and was sold for $10,000 per share, in minimum subscription amounts of at least ten shares ($100,000) and increments of five shares in excess thereof. The total offering was for three hundred shares for a total of $3,000,000, with a minimum offering of $1,650,000. The offering closed on July 8, 1997 with the minimum offering placed. The Series A Preferred Stock was accompanied by warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33-1/3%) multiplied by the aggregate purchase price of the Subscriber's Series A Preferred Stock outstanding on each of nine, twelve and fifteen months following the closing date of the offering, divided by the Fixed Conversion Price as defined in the Certificate of Designation. In conjunction with this offering, an Escrow Agreement was entered into with Swartz Investments LLC, a Georgia limited liability company, as Placement Agent and with First Union National Bank of Georgia as Escrow Agent.

     The Company and Swartz Investments, LLC entered into a Placement Agent Agreement to define the terms of their relationship for this offering. According to this agreement, the Placement Agent agreed to find subscribers for the Company's Preferred Stock Series A offering in exchange for a placement fee of 5-1/2% of the aggregate gross subscription proceeds of the offering, a non-accountable expense allowance of 2% of the aggregate gross subscription proceeds, and, if a subscriber exercises a preferred warrant, a fee consisting of 7-1/2% of the aggregate exercise price, as defined in the Preferred Warrant. The Placement Agent Agreement also grants to the Placement Agent three sets of warrants (i) warrants to purchase stock equal to 7-1/2% times the aggregate gross subscription proceeds divided by the Fixed Conversion Price (as defined in the Certificate of Disclosure), (ii) warrants to purchase stock equal to 7-1/2% of the number of Conversion Warrants placed in the offering (as defined in the Subscription Agreement) and (iii) upon the exercise of a Preferred Warrant by a Stockholder, warrants to purchase stock equal to 7-1/2% of the gross proceeds received by the Company upon the exercise of the Preferred Warrant divided by the Exercise Price (as defined in the Preferred Warrant). All three of these warrants are for a period of five years at a fixed conversion price of $7.346 per share, as defined in the Certificate of Disclosure. The Placement Agent Agreement also contains cashless exercise and reset provisions. The offering was sold to a total of five off-shore entities, not including the shares given to the Placement Agent. The purchasers were foreign entities with sufficient financial sophistication developed through their business dealings to properly assess this investment and complete access to registration information.

     On May 18, 1999, the Company, pursuant to Regulation D, Rule 506, issued 400 shares of Series B preferred stock (par value $0.25) (the "Series B Preferred") and related warrants described below for $4,000,000 ($10,000 per share). The proceeds were placed into an escrow account subject to the approval of the transaction by the shareholders of the Company at its scheduled annual meeting. If shareholder approval is not obtained, the preferred stock will be cancelled and the proceeds returned to the investors with accrued interest. Prior to the shareholder meeting, neither the investors nor the Company can convert or redeem any of the Series B Preferred. The Company will use the net proceeds for the expansion of its Medcare program to additional sites, working capital and potential acquisitions. Currently, there are no specific acquisitions identified. The Series B Preferred, related warrants, and the common stock underlying the Series B Preferred are not included in this registration statement. As required by Rule 506, the Series B Preferred offering was made to less than 35 unaccredited investors (and was in fact made only to accredited investors) and satisfied the terms and conditions of Rules 501 and 502 of Regulation D.

Integration Discussion
----------------------

1. Rule 504, offered 8/31/95, closed 9/30/95, amount sold $630,000;
2. Rule 504, offered 6/22/96, closed 8/15/96, amount sold $237,500;
3. Rule 504, offered 11/18/96, closed 12/24/96, amount sold $252,000;
4. Rule 506, offered 2/1/97, closed 2/28/97, amount sold $1,100,000; and
5. Rule 506, offered 7/7/97, closed 7/30/97, amount sold $1,800,000.

     Offering 1 and offering 2 occurred more than 6 months from each other and under the general provisions of Rule 502, integration does not apply. Offerings 1 and 2 were done while Medcare was non reporting, was not an investment company and had a specific business plan. The aggregate offering price cannot exceed $1,000,000 within the twelve months before and during the offering. This aggregate offering from July 15, 1995 through July 15, 1996 was $867,500, less than the maximum amount.

     Offering 2 and offering 3 occurred more than 6 months from each other and the general provisions of Rule 502, integration do apply. The offerings were not a part of a single plan of financing, were made at different times as the opportunities came available and were not made for the same general purpose. Offerings 2 and 3 were done while Medcare was non reporting, was not an investment company and had a specific business plan. The aggregate offering price cannot exceed $1,000,000 within the twelve months before and during the offering. This aggregate offering from November 18, 1995 through December 24, 1996 was $489,500, less than the maximum amount. Since the integration provisions apply the amounts will be aggregated and examination under the exemption will still be available because less than $1,000,000 was offered.

     Offerings 3 and 4 were in reliance on Rule 504 and 506 respectively. The offerings were done within 6 months of each other and will be integrated as provided under Rule 502. The offerings should not be integrated when examined under the five factors test. Medcare has approached financing on an individual basis as opportunities have come forth from various interested investors. The offerings have not come as a result of any single plan of financing. As detailed in the offering memoranda, additional capital was needed at each stage of the funding with no plan as to the terms or the amount of funding required. Since the sales were made within six months of each other, the safe harbor is not available. The securities are common stock of the Company, but have been sold for different prices. The sales have not been made for the same purpose. The 504 offering was done essentially to provide working capital to the business and the 506 offering was to provide capital funding to develop various sites and the program. Considering the above comments, the integration provisions should not apply.

     Offerings 4 and 5 are both in reliance on Rule 506 and have been made within 6 months of each other. Even if these offerings are integrated, the exemption is available. The aggregate offerings have been sold to less than 35 unaccredited investors and all other provisions of Rule 506 have been met. The money received in these successive offerings was not part of a single plan of financing and was structured as presented to the Company. The timing of the sales was within six months, but only as made available to the purchase. Two of the offerings were common stock and the third preferred. The consideration varies among the three instruments. Each of the offerings were done and the proceeds applied in a different manner. The integration provisions should not apply.

     The Company also offered Series A Preferred Stock for sale to four accredited investors in reliance on Rule 506 of Regulation D. The offering was sold to the following individuals and for the following amounts:

                                      Number of      Price per
Warrantee                             Shares         Share         Exercise Date
Lakeshore International               50             $10,000       June 20, 1998
Queensway Financial
 Holdings Limited                     200            $10,000       June 20, 1998
Concordia Partners L.P.               50             $10,000       June 20, 1998
The Matthew Fund N.V.                 30             $10,000       June 20, 1998
Total: 330 Preferred Share Warrants

At that time, the Company also filed a Certificate of Designation with the State of Delaware in conjunction with this offering. This Certificate was approved on July 7, 1997 and designates 1,000 shares of the Company's one million shares of authorized preferred stock to be Series A stock. This stock has been assigned an issue price of $10,000 per share with an eight percent (8%) per annum accretion rate. The rank of this stock has been assigned as being senior to all Common Stock of the Company, junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series A Preferred Stock, senior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on par with any Series A Preferred Stock of whatever subdivision, and on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock. No dividend rights have been granted to this stock.

Private Placement November 6, 1998

     Under the terms of a private placement done by the Company in reliance on Regulation D, Rule 506, 300,000 shares of common stock in the Company at $5.00 per share with a warrant effective until October 14, 2004 to purchase an additional 300,000 shares at $5.00 per share were sold to Lyons Capital Corp., a Bermuda corporation. The purchaser was a foreign entity with sufficient financial sophistication developed through its business dealings to properly assess this investment and complete access to registration information. The offering was closed on November 6, 1998, and resulted in receipt by the Company of $1,500,000. This Registration does not apply to these shares. No integration questions arise in conjunction with this sale.

Series B Preferred Stock

     As explained above, 400 shares of Series B Preferred Stock and related warrants were issued on May 18, 1999 for $4,000,000 in reliance on Regulation D, Rule 506. The Series B Preferred offering should not be integrated with this registered offering based on an analysis of the five factors enumerated in Rule
502. Although this registered offering and the Series B Preferred offering ultimately involve the sale of the same security (Common Stock in the case of this registered offering and securities convertible into Common Stock in the case of the Series B Preferred offering) for the same consideration (cash) and at the same time, the other two criteria, as applied to this situation, lead to the conclusion that the Series B Preferred offering and this registered offering should not be integrated. The Series B Preferred offering and this registered offering are being made to accomplish significantly different purposes. The primary purpose of this registered offering, initially filed in December 1997, is to register for resale the shares of Common Stock underlying the Series A Preferred Stock and Warrants sold in a private placement in June and July 1997. By way of contrast, the Series B Preferred offering was made in order to raise money to fund expansion of the MedCare Program to add additional sites, to fund potential acquisitions by the Company and for working capital. The Series B Preferred offering and this registered offering should each be considered as part of two distinct plans of financing. As noted above, the Company intends that proceeds from the Series B Preferred offering will be used to fund the Company's current and future plans to expand MedCare Program, to fund potential acquisitions and for general working capital. In comparison, this registered offering is required as a condition to a private placement made in 1997 as part of the Company's distinct financing plan at that time, and the Company will receive no proceeds from this registered offering.

     In addition and in the alternative, the SEC's opinion in the no-action letters Black Box, Inc. (available June 26, 1990) and Kenneth Koch (available February 28, 1992) support the position that the Series B Preferred offering and this registered offering should not be integrated. The SEC in Black Box indicated that a registered offering and a concurrent private, unregistered offering would not be integrated based on the nature and number of offerees in the private, unregistered offering. In Kenneth Koch, the SEC stated that it interprets the policy position set forth in Black Box "to be limited in applicability to situations where a registered offering would otherwise be integrated with an unregistered offering to (i) persons who would be qualified institutional buyers for purposes of Rule 144A and (ii) no more than two or three large institutional accredited investors." The Series B Preferred offering was made to two large institutional accredited investors (one of which purchased shares of Series B Preferred through five different affiliated entities). Thus, consistent with the SEC's position in Black Box and Kenneth Koch, the Series B Preferred offering and this registered offering should not be integrated.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit    Description
-------    -----------
3.         Articles of Incorporation and Bylaws
  3a.      Articles of Incorporation and Amendments*
  3b.      Bylaws*
4.         Instruments Defining the Rights of Holders, Including Indentures
  4a.      Certificate of Designation*
  4b.      Subscription Agreement*
  4c.      Nine-Month Warrant*
  4d.      Twelve-Month Warrant*
  4e.      Fifteen-Month Warrant*
  4f.      Preferred Warrants*
  4g.      Registration Rights*
  4h.      Instructions to Transfer Agent*
  4i.      Agreement and Amendment*
  4j.      Agreement and Amendment for Queensway Financial Holdings Limited*
  4k.      Three-Month Warrant*
  4l.      Swartz Warrant*
  4m.      Escrow Agreement*
  4n.      Exhibit A to Excrow Agreement*
5.         Opinion re Legality

  5a.      Opinion of Counsel regarding Registration
  5b.      Opinion of Counsel regarding Preferred Offering Warrant Extension*
6.         Series B Preferred Stock Agreements
  6a.      Certificate of Designation**
  6b.      Securities Purchase Agreement**
  6c.      Registration Rights Agreement**
  6d.      Form of Warrant**
10.        Material Contracts
  10a.     Program Management Agreement with Amendment*
  10b.     Employment and Stock Agreement, dated as of December 9, 1998 between Medcare Technologies,
           Inc. and Jeffrey S. Aronin*
  10c. Sublease dated as of December 31, 1997 between Medcare Technologies, Inc. and Delta Dental Association*
16.        Letter from the Former Accountant**
20.        Reports furnished to Security Holders
  20a.     Stock Option Plan 1995*
  20b.     Stock Option Plan 1996*
  20c.     Stock Option Plan 1997 -- $4.50 options*
  20d.     Stock Option Plan 1997 -- $6.50 options*
23.        Consent of Experts and Counsel
  23a.     Consent of Independent Auditor
  23b.     Consent of Counsel*
27.        Financial Data Schedule*
99.        Additional Exhibits
  99a.     Officer's Certificate*
  99a.     Form of Specimen Preferred Stock Certificate*

* indicates previously submitted exhibit
**incorporated by reference to the SB-2A filing dated May 24, 1999

                                 UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The issuer will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, to reflect in the prospectus any facts or events which represent a fundamental change in the information in the registration statement and to include any additional or changed material information on the plan of distribution.

     For determining liability under the Securities Act, the issuer will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     The issuer will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Illinois.

                                    MEDCARE TECHNOLOGIES, INC.

                                    By Jeffrey S. Aronin
                                    --------------------
                                    Jeffrey S. Aronin, CEO, President and
                                    Director



                                    By: Alan Jagiello
                                    -----------------
                                    Alan Jagiello, CFO, Treasurer, Secretary
                                    and Director



                                    By: Greg Wujek
                                    --------------
                                    Greg Wujek, VP of Managed Care, Director